UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

April 9, 2014

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Wednesday, May 21, 2014, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s ordinary shares, par value $1.00 per share, at the close of business on March 21, 2014 will be entitled to notice of, and to vote at, the Annual General Meeting. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form or by internet or telephone voting as described in the proxy statement.

Sincerely,

John R. Charman

Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2014

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Endurance Specialty Holdings Ltd. (the “Company”) will be held on Wednesday, May 21, 2014, at 8:00 a.m. (local time), at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.

At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:

1.	The election of eight directors to the Board of Directors, each to serve until the next Annual General Meeting of Shareholders of the Company or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2014 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;

3.	A non-binding advisory vote to approve the named executive officer compensation set forth in the proxy statement; and

4.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Shareholders of the Company at the close of business on March 21, 2014, are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2013, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2014.

The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.envisionreports.com/enh.

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, make sure that your shares are represented at the Annual General Meeting by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form, or by internet or telephone voting as described in the proxy statement. Pursuant to the Company’s Amended and Restated Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting. You may obtain directions to be able to attend the meeting and vote in person by contacting Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE follow the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you REQUESTED A paper copy of our proxy materials, by completing, signing, dating and returning your proxy card OR VOTING INSTRUCTION FORM, or by internet or telephone voting as described in the proxy statement.

By Order of the Board of Directors,

John V. Del Col

Secretary

Pembroke, Bermuda

April 9, 2014

i

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 21, 2014

INTRODUCTION

This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company” or “Endurance”), in connection with the solicitation of proxies by the board of directors of Endurance (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Wednesday, May 21, 2014, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. On or about April 9, 2014, we mailed to our shareholders a notice containing information on how to access this proxy statement and how to vote (the “Notice of Internet Availability of Proxy Materials”). This proxy statement, the Notice of Annual General Meeting and the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”) are available at www.envisionreports.com/enh.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving John R. Charman, Michael J. McGuire and John V. Del Col (collectively, the “Proxy Committee”) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:	How do I obtain your proxy materials?

A:	We furnish proxy materials to our shareholders on the internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Q:	What am I voting on?

A:	You are voting on three proposals:

1.	Election of the following directors to serve until the next Annual General Meeting of Shareholders:

John T. Baily

Norman Barham

Galen R. Barnes

William H. Bolinder

John R. Charman

Susan S. Fleming

Scott D. Moore

Robert A. Spass

Biographical information of each director is included below under “Proposal No. 1 — Election of Directors.” On February 27, 2014, Brendan O’Neill notified the Board of his intent not to seek re-election as a director of the Company at the next Annual General Meeting of Shareholders. Mr. O’Neill’s decision to not seek re-election to the Company’s Board of Directors is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2014 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	A non-binding advisory vote to approve named executive officer compensation set forth in this proxy statement.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1 and FOR each of Proposal Nos. 2 and 3.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:	Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 21, 2014 (the “Record Date”). Each ordinary share is entitled to one vote. The Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

There is no cumulative voting of the Company’s ordinary shares.

Q:	What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:	Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form from the organization holding your shares.

Q:	How do I vote?

A:	There are four ways to vote:

1.	By internet, by visiting the web site address shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

2.	By telephone, using the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

3.	By requesting, completing and mailing your proxy card or voting instruction form.

4.	By attending the Annual General Meeting and voting in person.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with your proxy information.

Q:	What will happen if I do not vote my shares?

A:	Shareholders of Record. If you are the shareholder of record and you do not vote your shares by proxy card or voting instruction form, by telephone, via the internet or in person at the Annual General Meeting, your shares will not be voted at the Annual General Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (the “NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 3; however, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2.

Q:	What if I do not specify how my shares are to be voted?

A:	Shareholders of Record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board of Directors and named in this proxy statement (Proposal 1);

•	FOR the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the year ending December 31, 2014 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm (Proposal 2);

•	FOR the approval of an advisory vote to approve named executive officer compensation (Proposal 3); and

•	In the discretion of the Proxy Committee regarding any other matters properly presented for a vote at the Annual General Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 2, but do not have discretion to vote on non-routine matters such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual General Meeting.

Q:	What is the effect of a broker non-vote?

A:	Brokers or other nominees who hold shares of our ordinary shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual General Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on the proposals to be voted upon at the Annual General Meeting, as each proposal requires either a majority of votes cast in an uncontested election (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2 and 3).

Q:	What vote is required to approve each proposal?

A:	Proposal	Vote Required	Broker Discretionary Voting Allowed

	Proposal No. 1 — Election of Directors	Majority of Votes Cast “FOR” Such Director’s Election	No

	Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

	Proposal No. 3 — Advisory Vote to approve Named Executive Officer Compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees or vote for all nominees except those specific nominees from whom you withhold your vote. The director nominees will be elected if the number of votes cast “for” such director exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the proposed director or choice receiving the highest number of affirmative votes is elected or chosen, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.

With respect to Proposals 2 and 3, you may vote for, against or abstain. If you abstain from voting on these proposals, the abstention will have the same effect as a vote against the proposals.

Q:	What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 21, 2014, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 21, 2014, there were 44,583,538 ordinary shares outstanding.

Q:	Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 21, 2014, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:

•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to a proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid legal proxy from the applicable broker, bank or nominee.

Q:	Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals, including certain employees of Endurance who help with processing and counting the vote, have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:	Who will count the vote?

A:	Computershare will count the vote. Its representatives will be the inspectors of election.

Q:	How can I find the results of the Annual General Meeting?

A:	Preliminary results will be announced at the Annual General Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual General Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

A:	We are making this proxy statement available to our shareholders electronically via the internet. On or about April 9, 2014, we mailed the Notice of Internet Availability of Proxy Materials to our shareholders at the close of business on the Record Date, other than those shareholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:	It means your shares are held in more than one account. You should vote the shares in all your accounts. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, TX 77842-3170, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.computershare.com/investor.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual General Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote?” above.

Q:	What is “householding”?

A:

If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the Notice of Internet Availability of Proxy Materials, Form 10-K or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: Investor Relations.

You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

Q:	How much did this proxy solicitation cost?

A:	The Company is paying the cost of solicitation and has engaged Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:	How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described under “Board of Directors – Director Nominee Process.” The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2014 Annual General Meeting must have been received by the Company on or prior to November 28, 2013. Shareholder recommendations for director nominees for the 2015 Annual General Meeting must be received by the Company no later than December 10, 2014 and no earlier than November 10, 2014.

Q:	When are the shareholder proposals due for the 2015 Annual General Meeting?

A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2015 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than December 10, 2014 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 23, 2015.

Absent receipt of proper shareholder notice prior to December 10, 2014, the proxies designated by the Board of Directors of Endurance for the 2015 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.

PROPOSALS TO BE VOTED UPON

Proposal No. 1 — Election of Directors

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each nominee has given us about the nominee’s age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment and, in the case of our continuing directors, a commitment of service to the Company and our Board.

The size of the Board of Directors is currently set at 14 members and currently consists of 11 sitting directors. In May 2013, our shareholders adopted an amendment to the Company’s Bye-laws to eliminate the classified Board of Directors. The declassification of the Board is being implemented on a rolling basis, with the terms of Class II and Class III directors expiring at the 2014 Annual General Meeting of Shareholders, and the Class I directors serving out their three year term, which expires at the 2015 Annual General Meeting of Directors.

John R. Charman was named Chairman of the Board on May 28, 2013 and is nominated for election at this Annual General Meeting. William H. Bolinder, Susan S. Fleming and Robert A. Spass, all current Class III directors, and John T. Baily, Norman Barham, Galen R. Barnes and Scott D. Moore, all former Class II directors, are nominated for re-election at the Annual General Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as directors, if elected.

On February 27, 2014, Brendan R. O’Neill notified the Board of his intention not to seek re-election at the Annual General Meeting of Shareholders. Mr. O’Neill’s decision to not seek re-election to the Company’s Board of Directors is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

John T. Baily, 70, has been a director since August 2003 and currently serves as Chairman of the Audit Committee and as a member of the Finance Committee of the Board. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of Golub Capital BDC, RLI Corp. and Albright College and was a director of NYMAGIC, Inc. from 2003 through 2010 and Erie Indemnity Company from 2003 through 2008. Mr. Baily is a graduate of both Albright College (cum laude, BS, Economics) and the University of Chicago (MBA), has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.

We believe Mr. Baily’s qualifications to serve on our Board include Mr. Baily’s more than thirty years of experience in the insurance industry, his extensive accounting knowledge and his membership on the board of directors of other publicly traded insurance companies, which allow him to provide invaluable insight and guidance to our Board on accounting, risk management and industry issues.

Norman Barham, 72, has been a director since August 2004 and currently serves as Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from

1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the board of directors of Queens College and Frenchman’s Creek. Mr. Barham was chairman of the board of directors of Coral Insurance Company (“Coral”), a Florida domiciled property casualty insurance company, from 2004 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral.

We believe Mr. Barham’s qualifications to serve on our Board include Mr. Barham’s more than thirty years of experience in the insurance brokerage industry, particularly the numerous senior management roles held during his career, which provide him with unique insights that are particularly valuable to the Board, given the Company’s significant use of brokers in both its insurance and reinsurance businesses issues.

Galen R. Barnes, 66, has been a director since May 2004 and currently serves as a member of the Compensation Committee and the Risk Committee of the Board. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, Inc., the Alliance of American Insurers, National Council on Compensation Insurance and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated Comenity Capital Bank of Salt Lake City, Utah, as a voluntary director of the Self Insurance Board of The Ohio State University and a voluntary director of the Grey Oaks Country Club in Naples, Florida.

We believe Mr. Barnes’ qualifications to serve on our Board include Mr. Barnes’ expertise as an actuary and his service as president and chief operating officer of one of the largest primary insurance companies in the United States, as well as his more than thirty years of experience in the insurance industry and service on a variety of industry boards and committees.

William H. Bolinder, 70, has been a director of the Company since December 2001 and was the lead independent director of the Company from November 2006 to March 2011, a position he resumed in May 2013. Mr. Bolinder served as Chairman of the Board of the Company from March 2011 to May 2013 and currently serves as a member of the Nominating and Corporate Governance Committee and the Risk Committee of the Board. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., a financial services company, positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding U.S. Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group from 1998 to 2002. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder has been a director of Genworth Financial, Inc. since October 2010. Mr. Bolinder was a director of Quanta Capital Holdings Ltd. from January 2007 to October 2008. Mr. Bolinder was a director of Coral Insurance Company, a Florida domiciled property casualty insurance company, from March 2008 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral. Mr. Bolinder has also served on the board and committees of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers.

We believe Mr. Bolinder’s qualifications to serve as a director of the Company include Mr. Bolinder’s more than thirty years of experience in the insurance industry, including his many senior management roles at a global insurance and financial services organization, which provide a valuable perspective to the Company’s discussions of operations and the global insurance and reinsurance industry generally, and his prior and current experience sitting on multiple boards of directors.

John R. Charman, 61, joined Endurance in May 2013 as Chairman of the Board and Chief Executive Officer. Mr. Charman currently serves as a member of the Finance Committee and the Risk Committee of the Board. Mr. Charman has four decades of global experience in the insurance industry and has been in a senior underwriting position since 1975 and a CEO role since 1981. Most recently, Mr. Charman founded Axis Capital Holdings Limited in 2001 and served for 11 years as its Chief Executive Officer and President. From 2000 to 2001, Mr. Charman served as Deputy Chairman of ACE INA Holdings and President of ACE International. Mr. Charman also served as Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc, the parent company of the Charman Underwriting Agencies at Lloyd’s, which was sold to Ace Limited in 1998. Mr. Charman was the Deputy Chairman of the Council of Lloyd’s and a member of the Lloyd’s Core Management Group and Lloyd’s Market Board between 1995 and 1997, which was during the financial crisis at Lloyd’s. Mr. Charman held the position of Second Deputy Chairman of the Association of Bermuda Insurers and Reinsurers from January 2011 to June 2012. Mr. Charman is currently a member of the Board of the Masterworks Museum of Bermuda Art.

We believe Mr. Charman’s qualifications to serve as a director of the Company include Mr. Charman’s more than forty years of experience in the insurance industry, including his many years as a chief executive officer of several successful global insurance and financial services organizations, which provide a unique understanding of the Company’s underwriting and operations activities and the global insurance and reinsurance industry generally.

Susan S. Fleming, PhD, 44, has been a director of the Company since May 2011 and currently serves as a member of the Compensation Committee and the Risk Committee of the Board. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. Dr. Fleming is currently a consultant and Senior Lecturer in management, finance and entrepreneurship at Cornell University. Dr. Fleming has been a director of Virtus Investment Partners, Inc., a publicly traded asset management company since January 2009. She also served as a director of Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003, PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006 and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008.

We believe Dr. Fleming’s qualifications to serve as a director of the Company include Dr. Fleming’s experience as a private equity investor and investment banker focusing on the insurance industry, her knowledge of investing and capital market transactions and her prior and current experience sitting on multiple boards of directors, including the boards of directors of five publicly traded corporations.

Scott D. Moore, 61, has been a director of the Company since May 2011 and currently serves as Chairman of the Risk Committee and as a member of the Audit Committee of the Board. Mr. Moore was the Chief Executive Officer of PartnerRe U.S., a reinsurance company, from 1998 to 2009. Prior to that, Mr. Moore served as the Executive Vice President and Chief Financial Officer of PartnerRe Ltd. from 1993 to 1998. Mr. Moore was employed for 13 years (three years as a Partner) with Coopers & Lybrand LLP, specializing in the insurance industry.

We believe Mr. Moore’s qualifications to serve as a director of the Company include Mr. Moore’s long experience as a senior executive responsible for operations and finance at a peer reinsurance company, as well as Mr. Moore’s deep knowledge of insurance accounting obtained while employed at Coopers & Lybrand LLP.

Robert A. Spass, 58, has been a director since July 2002 and currently serves as a member of the Compensation Committee and the Finance Committee of the Board. Mr. Spass is a Partner of Capital Z Partners, an investment firm he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Universal American Corp., Lancashire Holdings Limited and MountainView Capital Holdings, LLC.

We believe Mr. Spass’ qualifications to serve as a director of the Company include Mr. Spass’ background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance and reinsurance industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BAILY, BARHAM, BARNES, BOLINDER, CHARMAN, MOORE AND SPASS AND DR. FLEMING AS DIRECTORS OF THE COMPANY.

Voting for Directors

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the above listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The election of the Company’s directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. In other words, director nominees standing for election to the Board of Endurance Specialty Holdings Ltd. will be elected if the number of votes cast “for” such director’s electing exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the director receiving the highest number of votes “for” is deemed approved irrespective of how small the number of “for” votes is in comparison to the total number of shares voted.

Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2014 and recommends that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 3 — Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to regulations promulgated under the Exchange Act, this proposal gives you as a shareholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the compensation as set forth in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Compensation Program Goals

Our compensation policies are designed to attract, motivate, and retain our named executive officers, who are critical to lead and grow our businesses. Under these policies, our named executive officers are rewarded for the achievement of specific annual and long-term corporate financial and strategic goals, which are selected with the overall goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters.

Key 2013 Compensation Decisions

In May 2013, the Company engaged John R. Charman to be its Chief Executive Officer. Consistent with its philosophy of maximizing the alignment of the Company’s senior executives with the Company’s shareholders, the Company and Mr. Charman entered into a unique employment arrangement that provided for Mr. Charman and his family trusts to purchase $30 million of the Company’s ordinary shares at the market price, for Mr. Charman to receive 708,890 restricted shares and for Mr. Charman to receive an option to acquire 800,000 ordinary shares. Mr. Charman’s restricted shares and options vest over the next four years and are subject to forfeiture upon his departure for cause or without good reason. In addition Mr. Charman has restrictions on his ability to sell his ordinary shares (including his restricted shares and option shares), except under limited circumstances. In return, Mr. Charman agreed that his only compensation for the first five years of his employment with the Company would be a $100 per annum base salary and ancillary employee benefits.

The Company believes the hiring of and compensation arrangements with Mr. Charman represent a sound strategic choice by Endurance. Mr. Charman is recognized as an industry leader with a 40 year proven record of generating value for shareholders within the insurance industry. Mr. Charman’s significant purchase of Endurance shares, restricted equity grants and resale restrictions ensure that Mr. Charman’s interests are aligned with those of Endurance’s shareholders at a level rarely seen within the industry. Further, Mr. Charman’s compensation, when considered on an annualized basis over the 5 years of his employment agreement, is comparable to the average recent total compensation delivered to the Chief Executive Officers of many of Endurance’s peers.

In 2013, we measured our performance based on our operating return on equity, the change in our book value per share plus dividends and total shareholder return and we exceeded the targets established by the Compensation Committee for two of our three financial performance objectives. Taking into account our financial performance in 2013, the significant restructuring of the Company’s business model and operations in 2013 and the individual performance of our named executive officers (other than Mr. Charman), the Compensation Committee determined that it would be prudent to lower 2013 annual and long-term incentive compensation for senior executives below the levels indicated by the Company’s performance.

Additional Compensation Information

Further information on the Company’s compensation philosophy, policies and practices, Mr. Charman’s employment and compensation arrangements and the overall compensation of the senior executive officers named in this proxy statement is included later in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT.

The shareholder advisory vote to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. However, the say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ vote in setting and modifying our compensation program. The Compensation Committee will evaluate whether any actions are necessary in light of the shareholder vote.

BOARD OF DIRECTORS

Information Concerning Continuing Directors

Class I: Term Expires at the 2015 Annual General Meeting

Steven W. Carlsen, PhD, 57, has been a director of the Company since February 2006 and currently serves as a member of the Finance Committee and the Risk Committee of the Board. Dr. Carlsen is President of Shadowbrook Advising Inc. (“Shadowbrook”), a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to retiring from Endurance and reactivating his consulting practice in 2006, Dr. Carlsen was a founding member of Endurance, helping to raise the initial capital in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Beginning in May 2012, the Company engaged Shadowbrook and Dr. Carlsen to provide Endurance with underwriting and operating consulting services on a limited basis. Dr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Dr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Dr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Dr. Carlsen holds a B.A. in Mathematics from Cornell University and received his PhD in Economics from Fordham University’s Graduate School of Arts and Sciences in May 2013.

We believe Dr. Carlsen’s qualifications to serve as a director of the Company include Dr. Carlsen’s extensive industry knowledge and experience, as well as his previous service as a founder of the Company and as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of the Company’s U.S. reinsurance subsidiary, which are valuable to the Board’s understanding of the Company’s operations.

William J. Raver, 66, has been a director since May 2006 and currently serves as Chairman of the Finance Committee and as a member of the Audit Committee of the Board. From July 2006 through March 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (“NRRIT”) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, then totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards and is recognized as a Governance Fellow by the National Association of Corporate Directors.

We believe Mr. Raver’s qualifications to serve as a director of Endurance include Mr. Raver’s extensive experience as an investment manager, which provides the Board and management valuable insight and guidance on managing the Company’s own investment portfolio and helps balance the industry experience of many of the other members of the Company’s Board.

Board Responsibilities and Leadership Structure

The Board oversees management’s performance on behalf of the Company’s shareholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs the Company on a day-to-day basis, (2) to monitor management’s performance to assess whether the Company is creating value for the Company’s shareholders in an effective, efficient and ethical manner and (3) to periodically review the Company’s long-range plan, business initiatives, capital management and budget matters.

The Board appoints the Chairman of the Board, who may be an officer or former officer of the Company if the Board determines that it is in the best interests of the Company and its shareholders. The roles of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different people. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will appoint a lead independent director (the “Lead Director”).

Mr. Charman is currently the Chairman of the Board and Chief Executive Officer and has served in those roles since May 2013. We believe that having a single person hold the roles of Chairman of the Board and Chief Executive Officer is appropriate for Endurance at this time because it allows one person to speak for and lead both the Company and the Board.

Upon Mr. Charman’s appointment as Chairman of the Board, Mr. Bolinder was appointed as Lead Director, a position he previously held from November 2006 to March 2011. Mr. Bolinder, an independent director, was selected by our independent directors to serves as the Lead Director. Endurance believes that having a Lead Director ensures effective oversight by an independent board through a single recognized leader. As established by the independent directors of the Board, the Lead Director’s responsibilities are to:

•	preside at all executive sessions of the independent directors;

•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;

•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);

•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and

•	perform such other duties as are requested by the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as necessary. The independent directors also meet in executive session without management present. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Role of the Board of Directors in Risk Management

Risk Committee Oversight

The Board has administered its risk oversight of the Company through quarterly meetings of the Risk Committee, which meets with members of senior management, including representatives from the actuarial, claims, finance, internal audit, investment, legal and underwriting functions within the organization. The Risk Committee reviewed with senior management the Company’s enterprise risk management framework, with the purpose of:

•	identifying and managing the risks that threaten the Company and its solvency;

•	optimizing the Company’s risk based capital position;

•	monitoring the Company’s risk adjusted returns on capital; and

•	reviewing with management the Company’s underwriting, investment and operational volatility.

The Risk Committee reviews with management the methods utilized by the Company to identify and quantify risks associated with the Company’s business and operations and the Company’s established risk tolerances. In particular, the Risk Committee monitors the Company’s capital position relative to internal standards and the requirements of the Company’s regulators and rating agencies, as well as the Company’s liquidity relative to internal standards, established based upon a series of stress cash outflow scenarios.

Compensation Policies and Practices

When reviewing and approving the Company’s compensation programs, the Compensation Committee considers the relationship between such compensation programs and the Company’s risk management practices and risk taking incentives. We have designed our compensation plans, including our incentive compensation programs, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in the compensation programs available for our employees, including our executive officers:

•	Tangible Performance Metrics Based upon Company Performance — The Company’s compensation plans utilize metrics based upon the Company’s operating return on equity and change in book value plus dividends. The discretionary individual component of each employee’s annual and long-term incentive compensation varies depending on the seniority of the employee, and is currently 40% of senior executives’ incentive compensation. The Chief Executive Officer does not receive annual or long-term incentive compensation on an annual basis.

•	A Balanced Mix of Compensation Components — The Company’s compensation program is designed to provide a balanced mix of salary, annual incentive compensation and long-term incentive compensation for our executive officers. In 2013, the named executive officers of the Company (other than the Chief Executive Officer) received an average of 36% of their total compensation in base salary, 35% of their total compensation in annual incentive compensation and 29% of their total compensation in long-term incentive compensation (excluding the value of employee benefits). The Company’s long-term incentive awards vest over four years. The Compensation Committee believes the mix of types of compensation delivered by the Company is not overly weighted toward a single form of compensation.

•	Upper Limits on Incentive Awards and Performance Metric — The Chief Executive Officer does not receive incentive awards on an annual basis. The maximum annual and long-term incentive awards for the Company’s other executive officers are percentages of their respective base salaries, determined based upon the position held by the executive officers within the Company. In addition, in order to limit the incentive for excessive risk taking, the Compensation Committee establishes on an annual basis maximum absolute and relative performance thresholds, beyond which the Company is not obligated to deliver additional annual or long-term compensation to the Company’s executives.

•

Alignment of Shareholder and Management Interests — Nearly all of the Chief Executive Officer’s compensation is in the form of restricted shares and options. In addition, the Chief Executive Officer is required to hold the restricted shares and options received, as well as the $30 million of ordinary shares purchased by the Chief Executive Officer at the time of his joining the Company, until May 2018, subject to limited exceptions. The majority of the Company’s long-term incentive awards to its other executives are delivered in the form of restricted shares, which typically vest over a four year period. In addition, the Company has adopted share ownership guidelines, which require the Chief Executive Officer to hold Company shares having a value of at least five times the Chief Executive Officer’s base salary and which require other senior executive officers to hold Company shares having a value of at least two times such officers’ base salaries.

•	Clawback Policy. The Company’s senior executives are subject to an executive compensation clawback policy. The Company’s clawback policy provides that in the event of a restatement of the financial statements, in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), its independent compensation consultant, to collaborate with the Company’s management to conduct an assessment of potential risks that may arise from our compensation programs. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors presently has the following standing committees: Audit, Compensation, Finance, Nominating and Corporate Governance and Risk. Except for the Finance Committee and the Risk Committee, on which Mr. Charman serve, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance standards (the “NYSE Corporate Governance Standards”). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.

Below is a table setting forth the composition of each of the standing committees of the Board of Directors as well as a description of the composition, activities and meeting information of each committee:

= Chairperson			= Member

	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Risk Committee

William H. Bolinder

John T. Baily

Norman Barham

Galen R. Barnes

Steven W. Carlsen

John R. Charman

Susan S. Fleming

Scott D. Moore

Brendan R. O’Neill

William J. Raver

Robert A. Spass

Audit Committee. The Audit Committee currently is comprised of Messrs. Baily, Moore, O’Neill and Raver and is chaired by Mr. Baily. Mr. O’Neill has notified the Board of his intention not to seek re-election at the Annual General Meeting of Shareholders. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Mr. Baily is an “audit committee financial expert” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee held four meetings during 2013.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Barham, Barnes and Spass and Dr. Fleming and is chaired by Mr. Barham. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual incentive compensation and long-term incentive plans. The Compensation Committee held four meetings during 2013.

Finance Committee. The Finance Committee currently is comprised of Messrs. Baily, Charman, Raver, Spass and Dr. Carlsen and is chaired by Mr. Raver. The Finance Committee establishes investment guidelines and supervises the Company’s finance and investment activity. The Finance Committee reviews the adequacy of existing financing facilities, regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Finance Committee held four meetings during 2013.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barham, Bolinder and O’Neill and is chaired by Mr. O’Neill. Mr. O’Neill has notified the Board of his intention not to seek re-election at the Annual General Meeting of Shareholders. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2013.

Risk Committee. The Risk Committee is currently comprised of Messrs. Barnes, Bolinder, Charman and Moore and Drs. Carlsen and Fleming, and is chaired by Mr. Moore. The Risk Committee reviews and evaluates the risks to which the Company is exposed, as well as discusses, monitors and oversees the guidelines and policies that govern the process by which the Company assesses and manages exposure to risk. The Risk Committee held four meetings during 2013. For additional discussion regarding the Board’s role in the Company’s risk management process, please see “Role of the Board of Directors in Risk Management” above.

Director Nominee Process

In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s directors, the Chief Executive Officer, other members of senior management and shareholders. The qualifications for potential candidates are described below and detailed in the Company’s Director Qualification and Nomination Policy. The procedures for submitting shareholder nominations of individuals for election at the 2015 Annual General

Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the Chief Executive Officer and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside directors, the Chief Executive Officer and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. Such notice of nomination for the 2015 Annual General Meeting of Shareholders must be received by the Company not later than December 10, 2014 and not earlier than November 10, 2014. As required under the Company’s Bye-Laws, submissions must include:

(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;

(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;

(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;

(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;

(xii)	the signed consent of any such nominee to serve as a director, if so elected; and

(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Director Qualifications

The Board has adopted a Director Qualification and Nomination Policy (the “Director Nomination Policy”) to assist the Board and its Nominating and Corporate Governance Committee in the exercise of its responsibilities in connection with the nomination of candidates to serve as members of the Board. The personal characteristics, attributes, bases for evaluation, process for renomination of current directors and Endurance’s definition of “independence” for purposes of determining the independence of members of the Board are set forth in the Director Nomination Policy and are discussed below. The Director Nomination Policy is intended as a component of the framework within which the Board, assisted by the Nominating and Corporate Governance Committee, nominates candidates to serve as members of the Board.

Under the Director Nomination Policy, candidates for the Board of Directors should possess personal characteristics consistent with those who:

•	have demonstrated high ethical standards and integrity in their personal and professional dealings;

•	possess high intelligence and wisdom;

•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•	ask for and use information to make informed judgments and assessments;

•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, under the Director Nomination Policy, candidates for the Board of Directors should have one or more of the following attributes:

•	a record of making good business decisions;

•	an understanding of management “best practices”;

•	relevant industry-specific or other specialized knowledge;

•	a history of motivating high-performing talent; and

•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

Under the Director Nomination Policy, the evaluation of any potential candidate considers the following factors:

•	independence and potential conflict issues;

•	whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders;

•	the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors; and

•	the candidates’ contribution to a heterogeneous Board of Directors whose attributes are diverse in viewpoint, professional experience, education, skill and other individual qualities.

The composition of the current Board includes directors with diverse backgrounds, including seasoned insurance and reinsurance industry executives, investment management veterans, investment professionals, financial experts and those with significant experience operating global enterprises at the executive level.

In the case of current directors being considered for renomination, the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings are also taken into consideration under the Director Nomination Policy.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and revised as necessary to continue to reflect improvements in our corporate governance standards.

The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies, rules, regulations and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee and director is required to read and annually attest to compliance with the Code of Business Conduct and Ethics and other applicable Company policies. Any required amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board, the Audit Committee or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding shares). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company.

•	In considering a related party transaction, the Board or Committee will consider all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

•	The Board or relevant committee will periodically monitor the related party transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director (if any), the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.

•	The Chairman of the Board and the Lead Director (if any) shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

Communication with Directors

Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee and may also be reported by accessing MySafeWorkplace, a third party, anonymous and confidential incident reporting system at www.mysafeworkplace.com. All comments, complaints and concerns will be received and processed by the Chairman of the Audit Committee and Endurance’s Secretary. The process for collecting and organizing security holder communications, as well as similar or related activities, has been approved by a majority of the Company’s independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2013. All of the Company’s directors during 2013 attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. All of the Company’s directors attended the Company’s 2013 Annual General Meeting of Shareholders.

Director Independence

Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards. To assist it in making its independence determinations, the Board of Directors has adopted as part of the Director Nomination Policy categorical independence standards parallel to those set forth in the NYSE Corporate Governance Standards. The categorical independence standards in the Director Nomination Policy state that:

1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

3.	A director who (i) is a current partner or employee of a firm that is the company’s internal or external auditor; or (ii) has an immediate family member who is a current partner of such a firm; or (iii) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) is or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

In addition to the categorical standards listed above, the Board of Directors considers all relevant facts and circumstances when makings its determinations of independence.

Independence Determination. The Board of Directors has determined, in accordance with the Director Nomination Policy and the NYSE Corporate Governance Standards, that all of the members of the Board of Directors, other than John R. Charman, are independent and have no material relationships with the Company.

Compensation of Directors

During 2013, the Company provided its non-employee directors with the following cash compensation:

•	a base annual retainer fee of $90,000 per annum;

•	an additional retainer fee of $10,000 per annum for the Chairpersons of committees (other than the Chairperson of the Audit Committee);

•	an additional retainer fee of $20,000 per annum for the Chairperson of the Audit Committee;

•	for Mr. Bolinder, a supplementary fee of $160,000 per annum prorated for his tenure as the Chairman of the Board, one half of which was payable in cash on a quarterly basis ($20,000 per quarter) and one half of which was payable in the form of a supplementary restricted share grant on the date of the Annual General Meeting of Shareholders;

•	an additional prorated retainer fee of $30,000 per annum for Mr. Bolinder’s service as the Lead Director; and

•	reimbursement for usual and customary travel expenses.

On March 11, 2011, Mr. Bolinder entered into a service agreement (the “Service Agreement”) with the Company for his service as non-executive Chairman of the Board of Directors for a three year period beginning on March 3, 2011 and ending on the date of the 2014 Annual General Meeting. The Service Agreement specified that Mr. Bolinder was to receive an annual director retainer fee of $160,000 in addition to the customary base director retainer fee and equity incentive grant. One half of the additional director retainer fee was delivered in the form of cash and one half of the additional director retainer fee is delivered in the form of restricted shares on the date of each Annual General Meeting. If restricted shares were unavailable during the term of the Service Agreement, Mr. Bolinder was to receive his entire director retainer fee in the form of cash. The restricted shares granted to Mr. Bolinder under the Service Agreement vest upon the one year anniversary of the date of grant, subject to Mr. Bolinder continuing to serve as a member of the Board. Mr. Bolinder is not entitled to any other compensation or benefits, except as generally available to non-employee directors of the Company or as specifically set forth in the Service Agreement. The Service Agreement terminated concurrent with the termination of Mr. Bolinder’s service as Chairman of the Board of Directors.

In addition to cash compensation, the Company may deliver to its non-employee directors equity incentive compensation. The target level of equity incentive compensation for the Company’s non-employee directors is $85,000 per annum. In 2013, each non-employee director was granted 1,680 restricted shares, which were issued under the Company’s 2007 Equity Incentive Plan on the date of the Company’s Annual General Meeting. In addition, pursuant to the terms of the Service Agreement (as described above) between the Company and Mr. Bolinder, the Board of Directors approved a supplemental annual equity incentive grant to Mr. Bolinder of 1,581 restricted shares under the Company’s 2007 Equity Incentive Plan on the date of the Annual General Meeting. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and are paid dividends when, as and if declared and paid by the Company during the one year restricted period.

The following table sets forth, for the year ended December 31, 2013, the compensation for services to the Company by each of its non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
John T. Baily	$112,500	$85,008	—	—	—	$2,284	$199,792
Norman Barham	$95,000	$85,008	—	—	—	$2,284	$182,292
Galen R. Barnes	$100,000	$85,008	—	—	—	$2,284	$187,292
William H. Bolinder	$150,000	$165,007	—	—	—	$4,434	$319,441
Steven W. Carlsen	$90,000	$85,008	—	—	—	$2,284	$177,292
Susan S. Fleming	$90,000	$85,008	—	—	—	$2,284	$177,292
Scott D. Moore	$95,000	$85,008	—	—	—	$2,284	$182,292
Brendan R. O’Neill	$100,000	$85,008	—	—	—	$2,284	$187,292
William J. Raver	$100,000	$85,008	—	—	—	$2,284	$187,292
Robert A. Spass	$90,000	$85,008	—	—	—	$2,284	$177,292

(1)	Amounts represent the grant date fair value with respect to restricted shares granted in 2013. At the time of our 2013 Annual General Meeting of Shareholders, held on May 8, 2013, the Company granted 1,680 restricted shares to each of our non-employee directors and an additional 1,581 restricted shares as a supplemental grant to Mr. Bolinder. The estimated grant date fair value of each restricted share award was calculated using the closing market price of our ordinary shares on the date of grant ($50.60). The restricted shares will vest and become unrestricted ordinary shares on May 8, 2014. Dividends paid on the restricted shares during 2013 are included in the All Other Compensation column. For additional information regarding the restricted shares, see Note 15 to the Consolidated Financial Statements in the Company’s Form 10-K.
(2)	Prior to 2005, the non-employee directors’ annual equity award was delivered in the form of share options. Beginning in 2005, the non-employee directors’ annual equity award has been delivered solely in the form of restricted share units or restricted shares. The number of vested share options and unvested restricted shares held by each non-employee director at December 31, 2013 is shown below. There are no unvested share options held by any of the non-employee directors at December 31, 2013.

Director	Vested Options	Unvested Restricted Shares
John T. Baily	5,000	1,680
Norman Barham	0	1,680
Galen R. Barnes	5,000	1,680
William H. Bolinder	5,000	3,261
Steven W. Carlsen	0	1,680
Susan S. Fleming	0	1,680
Scott D. Moore	0	1,680
Brendan R. O’Neill	0	1,680
William J. Raver	0	1,680
Robert A. Spass	0	1,680

(3)	Each director also received dividends on the restricted shares, the value of which is reflected in this column.

During 2013, John R. Charman and David S. Cash served as directors of the Company. Mr. Charman is the current Chief Executive Officer of the Company and Mr. Cash was the Chief Executive Officer of the Company until May 28, 2013. Mr. Charman does not and Mr. Cash did not receive any additional compensation for their service as directors of the Company.

MANAGEMENT

Biographies of the current executive officers of the Company are set forth below.

John V. Del Col, 52, has been the Company’s General Counsel and Secretary since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

Joan deLemps, 62, was named Chief Risk Officer in July of 2013, having served as Chief Underwriting Officer since March 2010 and Chief Casualty Officer for Endurance’s Worldwide Reinsurance operation since February 2007. An accomplished underwriting executive with over 35 years of insurance and reinsurance experience, Ms. deLemps joined Endurance in May 2003 from Gerling Global Financial Products Inc. (“GGFP”), where she was the Senior Managing Director of Underwriting and a founding member of the Structured Reinsurance group. Prior to joining GGFP, Ms. deLemps was a Senior Vice President at Swiss Reinsurance where she held various underwriting and management positions in both the facultative and treaty operations, ultimately managing the underwriting activities of Atrium, Swiss Re’s structured reinsurance operation. She began her career as a casualty insurance underwriter at Aetna Casualty & Surety.

Graham Evans, 46, was named Executive Vice President, Head of International Insurance in November 2013. Mr. Evans also serves as CEO, International Insurance at our U.K. subsidiary, Endurance Worldwide Insurance Limited. Mr. Evans previously worked at Axis Capital Holdings Limited from 2004 to 2012, where he was promoted to President, Global Professional Lines in 2007. Prior to that, Mr. Evans held a number of underwriting and management positions including Chief Underwriting Officer for European Financial Lines at CNA Europe Ltd. from 2000 to 2004, Director of Aurora Consortium, a start-up Lloyd’s operation specializing in Professional Lines, from 1999 to 2000, and manager of an international Professional Lines book at Chubb Insurance Company of Europe from 1996 to 1998.

Brian Goshen, 52, was named Chief Human Resources Officer in February 2014. Prior to joining the Company, Mr. Goshen held a number of senior human resources positions, most recently at Axis Capital Holdings Limited. Mr. Goshen joined Axis in January 2006 as Chief Human Resources Officer and was promoted to Chief Administrative Officer in 2010. Before joining Axis, he served as Vice President of Human Resources at Fifth Third Bank. Prior to that, he was with Marsh, a wholly owned subsidiary of Marsh & McLennan Companies, for eight years where, as Managing Director, he served as regional head of Human Resources for their North America and Asia-Pacific operations. Mr. Goshen’s career also includes Human Resources positions with the Hong Kong and Shanghai Banking Corporation (HSBC), Goldman Sachs and the U.S. Army. Mr. Goshen holds a B.S. in Management and Organization from Central Washington University.

Jerome Faure, 56, was named Chief Executive Officer, Global Reinsurance of Endurance, effective March 2013. Over his 25 year career, Mr. Faure has held senior underwriting and management positions in a number of global reinsurance companies. Most recently, he was a Partner in ILS Capital Management in Bermuda focused on Insurance Linked Securities, Industry Loss Warranties and collateralized reinsurance. Prior to that, he served as Director and Chief Underwriting Officer for Tokio Millennium Re, Ltd. where he managed their Bermuda-based reinsurance operations offering a range of U.S. and international products. Mr. Faure started his reinsurance career at the SCOR Group, progressing through a number of positions of increasing responsibility in Paris, Tokyo, London and New York. He became President & Chief Executive Officer of SCOR US Corporation and a member of the SCOR Group Executive Committee responsible for worldwide Property & Casualty.

Mr. Faure holds B.S. degrees from ENSTA Paris, and INSTN Saclay France, and a M.S. degree in Nuclear Engineering from the University of Illinois.

Catherine A. Kalaydjian, 55, was named Chief Operations Officer of Endurance in July 2013 and has been Chief Claims Officer since March 2007. She previously served as Chief Administrative Officer of Endurance from December 2012 until her appointment as Chief Operations Officer. She joined Endurance in August 2003 as Head of Claims for the U.S. reinsurance operations. Ms. Kalaydjian joined Endurance from QBE the Americas, where she was the Senior Vice President, Head of Claims for both the North and South America operations. Prior to joining QBE in 1997, Ms. Kalaydjian spent ten years as the senior claims officer and a Director of Resolute Management Corp., a wholly owned subsidiary of Berkshire Hathaway. She started her primary career with GAB Business Services and was the Excess Surplus Lines Claim Manager at Integrity Insurance Company. Ms. Kalaydjian is very active in leadership roles in industry organizations and is a past President of the IACP (International Association of Claim Professionals) and a past President of APIW (Association of Professional Insurance Women). Ms. Kalaydjian holds a B.A. cum laude, in Marketing Management from Siena College, Loudonville, NY.

John A. Kuhn, 49, was named Chief Executive Officer, Global Insurance, of Endurance, effective November 2012. Mr. Kuhn joined Endurance from Axis Capital where his most recent role was Chief Underwriting Officer, Axis Insurance, responsible for the worldwide insurance operations and, prior to that, Chief Executive Officer, North American Division, Axis Insurance. He joined Axis Capital in 2003 when the company acquired Kemper Insurance’s Financial Insurance Solutions business which Mr. Kuhn had built as President of that business unit. Mr. Kuhn started his insurance career at Chubb Group of Insurance Companies, where he assumed increasing responsibility, culminating in the role of Chief Underwriting Officer for Chubb/Executive Protection. Mr. Kuhn holds a B.A. degree from Wesleyan University.

Michael J. McGuire, 41, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his last role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mark K. Silverstein, 51, has been Chief Investment Officer since August of 2005. With 28 years of professional experience in investments, prior to joining Endurance Mr. Silverstein was an Executive Vice President at XL Investment Management (USA), LLC. In this capacity, he led the Structured and Spread Asset Group and was on the Investment Committee. Mr. Silverstein has focused on fixed income investments throughout his career, which began in 1985 in Fixed Income Research with Credit Suisse First Boston. In 1991, Mr. Silverstein joined BEA Associates, an investment management firm which was later acquired by Credit Suisse Asset Management, where Mr. Silverstein became Managing Director, Fixed Income Portfolio Manager. His responsibilities included managing U.S. and global core fixed income portfolios. Mr. Silverstein holds a B.S. in Urban Studies from Cornell University and an M.B.A. in Finance from the University of Chicago. He currently serves on the Board of Trustees of the Greenwich Roundtable and is Chairman of their Education Committee. He was a contributor to two Best Practices in Alternative Investing: Portfolio Construction (2009) and Managing Complexity (2011).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis, we address our compensation determinations and the rationale for those determinations relating to the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, whom we refer to collectively as the “Named Executive Officers.”

New Chief Executive Officer. In May 2013, the Company engaged John R. Charman to be its Chief Executive Officer. Consistent with its philosophy of maximizing the alignment of the Company’s senior executives with the Company’s shareholders, the Company and Mr. Charman entered into a unique employment arrangement the key terms of which were as follows:

•	Mr. Charman and his family trusts purchased $30 million, or 607,620, of the Company’s ordinary shares at the market price at the time of Mr. Charman joining the Company;

•	Mr. Charman received on the date he joined the Company a restricted share grant of 708,890 ordinary shares and an option to purchase 800,000 ordinary shares at an exercise price of $48.20 per share;

•	Mr. Charman’s restricted shares and options vest over the next four years and are subject to forfeiture if Mr. Charman’s employment with Endurance is terminated by Endurance for cause or by Mr. Charman without good reason;

•	Mr. Charman has restrictions on his ability to sell his Endurance shares (including his restricted shares and option shares), except under limited circumstances; and

•	Mr. Charman receives an annual base salary of $100 and is not eligible to earn annual incentive compensation or long-term incentive compensation during the first five years of his employment with the Company.

The Compensation Committee concluded that Endurance’s compensation of Mr. Charman represented a sound strategic choice by Endurance because of the following reasons:

•	Mr. Charman is recognized as an industry leader with a 40 year proven record of generating value for shareholders within the insurance industry;

•	Mr. Charman’s significant purchase of Endurance shares, restricted equity grants and resale restrictions ensure Mr. Charman’s alignment with Endurance’s shareholders at a level rarely seen within the industry; and

•	Mr. Charman’s compensation, when considered on an annualized basis over the 5 years of his employment agreement, rather than as a single lump sum, is comparable to the average recent total compensation delivered to the Chief Executive Officers of many of Endurance’s peers.

Named Executive Officers. Our Named Executive Officers for 2013 were:

•	Chief Executive Officer — John R. Charman

•	Chief Financial Officer — Michael J. McGuire

•	Chief Executive Officer, Global Insurance — John A. Kuhn

•	Chief Risk Officer — Joan M. deLemps

•	Executive Vice President, Head of International Insurance — Graham Evans

•	Former Chief Executive Officer — David Cash

Mr. Cash departed from the employ of the Company on May 28, 2013 and was not eligible for 2013 annual or long-term incentive compensation. In connection with Mr. Cash’s departure from the employ of the Company, Mr. Cash received $3,411,820 in severance payments and benefits. The severance received by Mr. Cash included a continuation of salary, prorated annual incentive compensation, a cash payment equal to a portion of Mr. Cash’s outstanding long-term incentive awards, reimbursement for certain housing expenses, reimbursement for certain medical benefits, compensation for accrued and unused vacation days and compensation for Mr. Cash’s consulting services. Additional information regarding the specific types and amounts of severance payments and benefits made to Mr. Cash is set forth in “Potential Payments upon Termination of Employment or Change in Control — Termination of Employment.”

Assessment of 2013 Performance. In 2013, we measured our financial performance for purposes of our annual and long-term incentive compensation based on a combination of our operating return on equity (“ROE”), the change in our book value per share plus dividends and total shareholder return. In 2013, we exceeded the targets established by the Compensation Committee for two of our three financial performance objectives.

•	Our ROE of 11.9% was higher than the 8.0% target ROE established by the Board for the Company at the commencement of 2013.

•	Our change in our book value per share plus dividends was 6.8%, which was in the 8th percentile when compared to our peers, lower than the 65th percentile target established by the Compensation Committee for the Company.

•	Our total shareholder return for the year was 46.9%, which was in the 83rd percentile when compared to our peers, which was higher than the 50th percentile target established by the Compensation Committee for the Company.

For a more detailed description of our financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Form 10-K.

Determination of 2013 Compensation. Taking into account our financial performance in 2013, the significant restructuring of the Company’s business model and operations in 2013 and the individual performance of the Named Executive Officers other than Mr. Charman, our Chief Executive Officer, the Compensation Committee determined that it would be prudent to lower 2013 annual and long-term incentive compensation for senior executives below the levels indicated by the Company’s performance and thus set the average compensation of the other Named Executive Officers as follows:

2013 Other Named Executive Officer Average Compensation (1)

(1)	The compensation information in the charts above differs from the calculation of total compensation in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2014 in recognition of performance during 2013 and not including the value of perquisites.

Objectives of the Company’s Compensation Program

In order to accomplish the Company’s goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters, we believe that the Company must attract, motivate and retain the most talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, we have based our compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, because they are more likely to affect the Company’s results. In addition, a greater portion of more senior employees’ pay should be variable (such as annual incentive and long-term incentive compensation) rather than fixed (such as base salary).

•	Compensation should reward performance. Top tier individual and Company performance, measured on both an absolute and relative basis, should result in top-tier compensation. Where individual and/or Company performance lags absolute and relative objectives, the compensation program should deliver lower-tier compensation.

•	Compensation should be linked to achievement. To be effective, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its performance goals.

•	Compensation should reflect the means by which performance is achieved. To ensure the Company’s performance is attained by means encompassed by the Company’s risk parameters, the Company’s compensation program permits adjustment in the amount of variable compensation to be delivered to executives at the discretion of the Compensation Committee, should the Compensation Committee determine that the Company’s performance indicators are not reflective of the Company’s actual performance or the risks undertaken to attain such performance.

•	Compensation policies should provide remedies for executive misconduct. The Company’s senior executives are subject to an executive compensation clawback policy that provides that in the event of a restatement of the financial statements, in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

•	Compensation should foster the long-term focus required for success in the insurance and reinsurance industries. Employees at higher levels in the Company receive an increasing proportion of their compensation in the form of long-term incentives which vest over time because they are in a position to have a greater influence on longer-term results.

•	Compensation should align the interests of the Company’s executives with the Company’s shareholders. The Chief Executive Officer of the Company purchased $30 million of the Company’s ordinary shares at the market price at the time of his joining the Company and received virtually all of his compensation in the form of Company shares or options to acquire Company shares. The Chief Executive Officer’s only non-equity based compensation for the first five years of his employment with the Company will be $100 base salary per year. Likewise, senior executives of the Company receive a substantial portion of their compensation in the form of equity in the Company.

Elements of Compensation

We have four principal elements of compensation: base salary, annual incentive compensation, long-term incentive compensation and employee benefits. Below is a summary description of the primary purpose and form of each element of our compensation program.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for executives’ ongoing performance of job responsibilities throughout the year	Cash
Annual Incentive Compensation	Rewards performance during the year based upon the achievement of critical business goals on an annual basis	Cash
Long-Term Incentive Compensation	Rewards multi-year performance of the Company, aligns the financial interests of executives with shareholders and retains key talent	Restricted shares or restricted cash, which typically vest ratably over 4 years
Other Employee and Executive Benefits	Fosters executive retention and enhances productivity and job satisfaction	Defined contribution pension programs, health and disability insurance, life insurance and ancillary executive benefits

As nearly all of our Chief Executive Officer’s compensation is based upon the Company’s share price, 100% of the Chief Executive Officer’s compensation is performance based and not guaranteed. As illustrated in the accompanying charts, 70% of the average of the 2013 target compensation (excluding benefits) of the other Named Executive Officers was performance-based and not guaranteed.

Base Salary. Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. The base salary for the Company’s Chief Executive Officer is $100 per annum. Base salaries for the Company’s other senior executives are targeted at the median of base salaries paid for similar positions at a comparative group of companies referred to as the Peer Group, below. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. In setting base salaries, we consider the following factors:

•	The Company’s Merit Increase Budget. The Company’s overall budget for base salary increases is determined based upon industry compensation surveys in the applicable markets in which the Company operates.

•	Internal Differences in Positions. The Company’s base salaries differ based upon the job level of a given employee and the seniority of the employee occupying that position.

•	Individual Performance. Salary increases for the Company’s employees may be greater than or less than the average budgeted salary increase based upon that employee’s individual performance during the year.

Annual Incentive Compensation. Our annual incentive compensation program supports our corporate strategy by linking a significant portion of our employees’ total compensation to the achievement of critical business goals on an annual basis. Our Chief Executive Officer is not eligible to receive annual incentive compensation until the 2018 performance year. All of our other salaried employees, including our Named Executive Officers, are eligible to earn annual incentive compensation.

The range and target annual incentive compensation opportunity for each employee has been previously established based upon the level of responsibility of that employee within the Company, as well as external market practices. The range and target annual incentive compensation opportunity does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The average range and target annual incentive opportunity for our Named Executive Officers, other than the Chief Executive Officer, established by the Compensation Committee are as follows:

	Annual Incentive Compensation Range (% of Base Salary)	Target Annual Incentive Compensation (% of Base Salary)
Other Named Executive Officers (1)	0% to 180%	95%

(1)	Average of annual incentive compensation range and target for the Named Executive Officers other than the Chief Executive Officer.

Annual incentive compensation is paid in March for the prior year’s performance and is based upon the performance metrics described below, the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The Company portion of annual incentive compensation is determined utilizing a 65% weighting of ROE and a 35% weighting of change in book value per share (plus dividends paid) versus peers.

Long-Term Incentive Compensation. The Compensation Committee believes the inclusion of long-term incentive compensation in the Company’s compensation structure fosters the appropriate perspective in management, given that the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, with the equity component of the Company’s long-term incentive compensation, we seek to align the interests of the Company’s managers and employees with the Company’s shareholders to the greatest extent practicable. Finally, long-term incentive compensation, which potentially expires in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization.

Our Chief Executive Officer is not eligible to receive any long-term incentive compensation until the 2018 performance year. Our Chief Executive Officer’s long-term incentive compensation was established in when he joined the Company in May 2013. At that time, our Chief Executive Officer received a restricted share grant of 708,890 ordinary shares and an option to purchase 800,000 ordinary shares, both of which vest in five equal installments commencing in May 2013. Our Chief Executive Officer’s unvested restricted shares are subject to forfeiture under certain circumstances upon his departure from the Company. The ordinary shares received upon the vesting of our Chief Executive Officer’s restricted shares and exercise of our Chief Executive Officer’s options are subject to restrictions on sale until May 2018, subject to limited exceptions.

The range and target long-term incentive compensation opportunity for each employee, other than the Chief Executive Officer, has been previously established by the Company based upon the level of responsibility of that employee within the Company, as well as external market practices. The range and target long-term incentive compensation opportunity does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position.

The average range and target long-term incentive opportunity for the Named Executive Officers, other than the Chief Executive Officer, established by the Compensation Committee are as follows:

	Long-Term Incentive Compensation Range (% of Base Salary)	Target Long-Term Incentive Compensation (% of Base Salary)
Other Named Executive Officers (1)	0% to 211%	141%

(1)	Average of annual incentive compensation range and target for the Named Executive Officers other than the Chief Executive Officer.

During the past three years, we have utilized two forms of long-term incentive compensation: restricted shares and restricted cash.

•	Restricted Shares. The Company’s restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on restricted shares are paid in cash. Restricted shares are subject to forfeiture upon an employee’s departure from the Company or, upon the employee meeting applicable conditions for retirement, upon the violation of post-employment non-competition obligations. At this time, we believe restricted shares provide the most effective means of aligning management and shareholder interest in the prudent growth and development of the Company, while continuing to operate within the risk parameters established by the Company.

•	Restricted Cash. The Company’s restricted cash awards vest in four equal annual installments, are fixed in dollar amount and bear interest at a rate determined by reference to five year U.S. treasury rates. The restricted cash awards provide another method for the Company to deliver retention incentives to its employees, to more closely tailor its mix of retention and shareholder alignment incentives amongst the differing levels of executives within the Company and to allow for more careful allocation of limited equity incentives to instances where we believe they will be most helpful to the Company.

Long-term incentive compensation is delivered each March and is based upon the Company’s performance over the prior three years, total shareholder return over the prior year and each executive’s individual performance in the prior year. All grants of long-term incentives are approved by either the independent directors of the Board or the Compensation Committee. The average Company portion of long-term incentive compensation is determined utilizing a 40% weighting of ROE, a 20% weighting of change in book value per share (plus dividends paid) versus peers and a 40% weighting of total shareholder return.

Employee Benefits. The Company offers a core set of employee benefits in order to provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical and dental coverage, disability insurance and life insurance. In addition, the Company has a 401(k) or similar defined contribution employee savings plan in each of the jurisdictions in which it operates. The Company’s base contributions to its 401(k) and similar defined contribution employee savings plans range from 4% to 12% of base salary, based upon employee location and subject to applicable statutory maximums. In addition, the Compensation Committee has the discretion to award an annual profit sharing contribution to the Company’s 401(k) and certain other employee savings plans. In light of the performance of the Company for the past year, the Compensation Committee elected to provide a profit sharing contribution of 2% to employees in respect of the 2013 performance year. Other than as described above, the Company does not provide any pension, defined benefit or other retirement benefits to any of its employees.

The Company also provides customary additional benefits to senior Bermuda employees and expatriate employees working outside of their home country. These benefits are typical for the industry, as well as for Bermuda-based companies. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:

•	Housing and Transportation Expenses. The Company reimburses expatriate employees for housing expenses in Bermuda and for travel and transportation expenses between the United States and Bermuda. For business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda, the Company owns a fractional interest in a corporate aircraft for the use of the Chief Executive Officer and certain other senior executives. The corporate aircraft is used for business travel purposes and a limited number of personal flights by the Chief Executive Officer between Bermuda and the Eastern United States, as specified in the Chief Executive Officer’s employment contract. None of the Company’s other senior executives used corporate aircraft for personal flights.

•	Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate employee, the Company reimburses the expatriate employee for any home country taxes payable on the additional income.

•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company reimburses expatriate employees for up to $3,600 of tax preparation expense.

We annually review the level of employee benefits provided to the Named Executive Officers and believe that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Peer Group

We regularly use a peer group of insurance and reinsurance companies (the “Peer Group”) to assess our performance and the relative effectiveness and competitiveness of our compensation program. The Peer Group consists of companies that generally meet the following criteria:

•	Gross premiums written comparable to the Company;

•	Market capitalization comparable to the Company;

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•	Have generally similar pay models.

We do not compare ourselves with other financial services companies engaged in banking, investment banking or investment management because we believe the mix of pay elements and program structures are materially different in those areas of the financial services industry.

Each year, we evaluate and, if appropriate, update the composition of the Peer Group to ensure it remains relevant for the Company’s comparative compensation purposes. Changes to the Peer Group are carefully considered to assure continuity from year to year. The 12 companies included in the Peer Group in 2013 were:

• Allied World Assurance Company Limited	• Montpelier Re Holdings Ltd.
• Arch Capital Group Ltd.	• PartnerRe Ltd.
• Argo Group International Holdings, Ltd.	• Platinum Underwriters Holdings, Ltd.
• Aspen Insurance Holdings Ltd.	• RenaissanceRe Holdings Ltd.
• Axis Capital Holdings Limited	• RLI Corp.
• Everest Re Group, Ltd.	• Validus Holdings Ltd.

Alterra Capital Holdings Ltd. was excluded from the Peer Group for the 2013 performance year due to its acquisition by Markel Corp. on May  1, 2013. At the end of 2013, the Peer Group was amended to exclude RLI Corporation for the 2014 performance year.

Performance Metrics

Our Chief Executive Officer has agreed to forego annual and long-term incentive compensation until the 2018 performance year. The annual incentive compensation for our other Named Executive Officers was determined for 2013 based upon Company performance (ROE on an absolute basis and change in book value per share plus dividends in comparison to the Peer Group) and individual performance over the preceding year in the following proportions.

Composition of Other Named Executive Officer Annual Incentive

Compensation Performance Metrics

The long-term incentive compensation for our other Named Executive Officers was determined for 2013 based upon Company performance (ROE on an absolute basis, change in book value per share plus dividends in comparison to the Peer Group and total shareholder return in comparison to the Peer Group) and individual performance over the preceding year in the following proportions.

Composition of Other Named Executive Officer Long-Term

Incentive Compensation Performance Metrics

The Compensation Committee set the performance metrics for the determination of annual and long-term incentive compensation to align the Company’s senior executives’ incentive compensation structure with those performance metrics believed to most closely align with the generation of shareholder value. The relative weighting of the performance metrics was selected by the Compensation Committee in order to ensure a diverse and balanced measurement of the Company’s performance.

We calculated each of our performance metrics as follows:

Return on Equity. Operating return on equity, or ROE, was determined by dividing the Company’s operating income by the arithmetic average of the Company’s beginning and ending common equity balances for the applicable calendar year. Operating income was calculated by excluding from the Company’s net income any after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses. We used operating income as the measure of the Company’s performance because we believe realized capital gains and losses and foreign exchange gains and losses are largely independent of the Company’s business and underwriting process and including them distorts the analysis of trends in its operations.

At the commencement of each year, we establish minimum, maximum and target one year ROE goals for the Company based upon the Company’s budget, financial plan and risk tolerances reviewed and approved by the Board. In setting the Company’s ROE goals, the Board takes into account the expected underwriting and interest rate environments, as well as the Company’s long-term strategic objectives. The Company’s 2013 one year ROE goals corresponded to specific annual incentive payouts as follows:

A one year ROE at or below 1% results in no contribution to the annual or long-term incentive calculation. A one year ROE above 12% does not result in any contribution to annual or long-term incentive compensation beyond each employee’s maximum annual or long-term incentive compensation.

Peer Rank Based on Change in Book Value per Share. Peer rank is determined by calculating the increase or decrease in the Company’s diluted book value per share (plus dividends paid to common shareholders) for the applicable calendar year and comparing it to the increase or decrease in diluted book value per share (plus dividends paid) for each member of the Peer Group. We used the Company’s change in book value versus peers to reflect the Company’s relative performance with a readily ascertainable metric known to correlate closely with shareholder value within our industry. The percentile rank of the Company’s increase or decrease in diluted book value per share (plus dividends paid) when compared to the Peer Group determines the specific annual and long-term incentive payouts as follows:

The Company’s 2013 target relative performance was the 65th percentile of its Peer Group. A performance below the 20th percentile of the Peer Group results in no contribution to the annual or long-term incentive calculation. A performance above the 80th percentile of the Peer Group does not result in any contribution to annual or long-term incentive compensation beyond each employee’s maximum annual or long-term incentive compensation.

Peer Rank Based on Total Shareholder Return. Peer rank is determined by calculating the Company’s total shareholder return for the applicable calendar year and comparing it to the total shareholder return for each member of the Peer Group. Total shareholder return for the Company and the Peer Group is based upon the average closing share price for the last 20 trading days in a given calendar year (plus dividends) compared to the same period the prior calendar year. The percentile rank of the Company’s total shareholder return when compared to the Peer Group determines the specific long-term incentive payouts as follows:

Performance Measurement Periods. For purposes of determining long-term incentive compensation, three year ROE and book value per share plus dividend rankings are determined by averaging the long-term incentive payouts (calculated based on one year ROE and book value per share plus dividend rank) for the three calendar years ending with the current calendar year. The Compensation Committee believes a three year rolling average performance metric for the calculation of long-term incentive awards reduces year-to-year volatility in long-term incentive compensation and better aligns management and long-term shareholder objectives. The three years included in the 2013 calculation were 2011, 2012 and 2013. The total shareholder return ranking was calculated on a one year basis, as the Compensation Committee believes the inclusion of a one year metric in determining long-term incentive awards improves senior executives’ focus on generating tangible results for the Company’s shareholders.

Individual Performance. In addition to ROE and peer rank objectives, each employee in the Company, including the Named Executive Officers, has individual job objectives based upon the strategic objectives established by the Board for the Company. Individual job objectives vary by each employee’s seniority and functional role within the organization, but generally include the following:

•	achievement of financial goals in the Company’s budget, within applicable risk management parameters;

•	management of underwriting, operational and investment risks within established guidelines;

•	development of leadership and management capabilities of the Company;

•	application of the capital allocation process with the goal of maximizing the Company’s risk adjusted rate of return;

•	implementation of the Company’s strategic plan; and

•	compliance at a high level with applicable law, regulations and corporate governance standards.

Employment Agreements and Severance Benefits

Employment Agreements. In order to clarify the terms of employment for our senior executives and to gain the benefit of post-employment non-compete and non-solicitation restrictions, we have entered into employment agreements with certain of the Named Executive Officers. In establishing the terms of the employment agreements with the Named Executive Officers, we considered various factors, including the changing market opportunities and challenges facing the insurance industry, competitive pressures from new market entrants, and the enhanced roles of each of the Named Executive Officers as a result of the growth and development of the Company. The employment agreements are described below under “Executive Compensation — Employment Contracts.”

Severance Benefits. The employment agreements with certain of the Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. Receipt of post-employment severance benefits is conditioned upon delivery by a Named Executive Officer to the Company of a release and waiver of claims. For a description of the severance benefits available to each of the Named Executive Officers, please see “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

The Company’s Compensation Process

The Compensation Committee met in executive session in February 2014 to review the Company’s performance and the performance of Mr. Charman, our Chief Executive Officer, the other Named Executive Officers and the Company’s other senior executives. The Compensation Committee advised the Board with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term in a manner which remains within the Company’s risk tolerances. To that end, the Compensation Committee establishes at the beginning of each year a set of financial targets, including an ROE target, based upon the Company’s budget and financial plan and risk tolerances presented to and approved by the Board.

In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes his individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization.

By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.

•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its corporate objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s absolute and relative performance and the Company’s compliance with its established risk parameters.

•	Absolute Company Performance. The Compensation Committee considers the Company’s performance over the past year, relative to the Company’s budget presented to the Board at the commencement of the year. The Compensation Committee reviews all aspects of the Company’s actual performance versus budget, with particular emphasis on the Company’s actual versus budgeted ROE and the Company’s compliance with its established risk parameters. The absolute company performance component of annual incentive compensation is determined based on the Company’s ROE over the past year, while the absolute company performance component of long-term incentive compensation is determined based on the Company’s ROE over a three year period.

•	Relative Company Performance. The Compensation Committee also reviews the Company’s performance over the past year relative to its Peer Group. The Compensation Committee measures the relative change in book value per share plus dividends paid to common shareholders of the Company and its Peer Group, as well as the relative total shareholder return of the Company and its Peer Group. The relative company performance component of annual incentive compensation is determined based on the percentile rank of the Company’s increase or decrease in diluted book value per share plus dividends paid to common shareholders when compared to the Peer Group, while the relative company performance component of long-term incentive compensation is determined based on the same metric averaged over the past three years and the percentile rank of the Company’s total shareholder return when compared to the Peer Group over the past year.

•	Assessment of Individual Performance. At the conclusion of each year, the non-management members of the Board assess the Chief Executive Officer’s performance for the past year. The assessment measures the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The assessment also includes an opportunity for director input on the Chief Executive Officer’s strengths and developmental needs. The results of the assessment are shared by the Board with the Chief Executive Officer. A similar assessment is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company and the resulting performance ratings are used to determine the individual performance component of the employees’ annual and long-term incentive compensation.

•	Peer Compensation Comparison. The Compensation Committee reviews publicly available Peer Group proxy data, as well as the data available from industry compensation surveys in order to compare the Company’s compensation program to peer practices. The Compensation Committee compares compensation programs generally, as well as the compensation of individual executives to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes Peer Group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 25th and 75th percentile of comparative pay of the Company’s peers for commensurate performance.

•	Pay for Performance. The Compensation Committee reviews the performance of the Company against its ROE goals and as compared to the Peer Group and compares the levels of compensation delivered to the Company’s Named Executive Officers for the purpose of determining if our compensation plan, practices and decisions appropriately reflect the Company’s pay for performance philosophy with respect to the compensation of its senior executives.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation and long-term incentive compensation of the Company’s senior executives. In addition, the Compensation Committee reviews all other compensation elements, including perquisites for the Company’s most senior executives. The Compensation Committee also reviews the Company’s contractual obligations to its senior executives in the event of a change in control of the Company or an employment termination event.

Roles of the Participants in the Company’s Compensation Process

•	The Compensation Committee. The Compensation Committee is comprised exclusively of independent members of the Board, as determined in accordance with the Company’s Director Nomination Policy and the NYSE Corporate Governance Standards. The Compensation Committee sets the Company’s compensation policies and is charged with all compensation actions related to the Company’s Chief Executive Officer and senior executives. The Compensation Committee’s complete roles and responsibilities are set forth in its written charter adopted by the Board of Directors, which can be found at www.endurance.bm.

•	The Compensation Consultant. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the consultant’s engagement. The Compensation Committee also has the authority to obtain advice and assistance from external counsel or other advisors. In 2013, the Compensation Committee retained F. W. Cook as its independent compensation consultant to assist the Compensation Committee in accomplishing its goals. The Compensation Committee determined that F. W. Cook was independent of the Company under the NYSE Corporate Governance Standards after taking into consideration the following factors:

•	The absence of other services being provided to the Company by F.W. Cook;

•	The amount of fees received from the Company by F.W. Cook representing a non-material percentage of the total revenue of F.W. Cook;

•	The policies and procedures of F.W. Cook that are designed to prevent conflicts of interest;

•	The absence of any business or personal relationship of any employee of F.W. Cook with a member of the Compensation Committee;

•	The absence of shares of the Company owned by F.W. Cook; and

•	The absence of any business or personal relationship of F.W. Cook with an executive officer of the Company.

The Compensation Committee did not engage any other advisor in 2013.

The Compensation Committee utilizes F.W. Cook to assist the Compensation Committee in fulfilling the following responsibilities:

•	Advising the Compensation Committee on management compensation and benefit structure and levels;

•	Advising the Compensation Committee on appropriate executive performance goals and metrics;

•	Advising the Compensation Committee on the appropriate form and level of long-term incentive grants;

•	Providing the Compensation Committee with comparison group benchmarking data and information as to market practices and trends;

•	Reviewing the Company’s compensation program to determine whether the Company’s compensation practices encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company;

•	Reviewing the composition of the Company’s Peer Group;

•	Reviewing the Compensation Discussion and Analysis, compensation tables and other compensation related disclosure in the Company’s proxy statement and other communications with its shareholders;

•	Advising on the Company’s employment agreement and employee severance standards and practices;

•	Attending Compensation Committee meetings, as requested by the Compensation Committee;

•	Advising the Compensation Committee on compliance with applicable law and regulations governing compensation practices and procedures; and

•	Advising the Compensation Committee on best-practices approaches for compensation program design and governance of executive and director compensation.

•	Company Management. Our Chief Executive Officer and the Company’s Chief Human Resources Officer, working with internal resources, recommend the design of our compensation programs to the Compensation Committee and recommend modifications to existing or the adoption of new compensation plans and programs to the Compensation Committee. In addition, our Chief Executive Officer recommends to the Compensation Committee the performance metrics used to determine payouts under our annual and long-term incentive compensation programs, and each senior executive’s individual performance goals are jointly developed by the senior executive and the Chief Executive Officer.

Before the Compensation Committee makes compensation decisions, the Chief Executive Officer provides his assessment of each senior executive’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to the Company’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific base salary, annual and long-term incentive award recommendations relating to the individual portion of each officer’s annual and long-term incentive awards. In preparing compensation recommendations for the Compensation Committee, our Chief Executive Officer and Chief Human Resources Officer and other internal resources review compensation and survey data compiled for the Compensation Committee by F. W. Cook for similarly-situated executives at our Peer Group. Our Chief Executive Officer attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. Decisions relating to the compensation of our senior executives are made solely by the Compensation Committee and reported to the full Board of Directors.

Share Ownership Guidelines

We have adopted share ownership guidelines intended to align the interests of our non-employee directors, Chief Executive Officer and other senior executive officers with our shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer, the Company’s other senior executive officers and the Company’s non-employee directors are as follows:

Role	Value of Shares Required to be Owned
Chief Executive Officer	5 times base salary
Senior Executive Officer	2 times base salary
Non-Employee Director	5 times base retainer fee

Shares counted towards meeting the Company’s share ownership guidelines include:

•	Shares owned outright by the non-employee director or executive or his or her immediate family members residing in the same household;

•	Shares held in the Company Employee Share Purchase Plan;

•	Restricted shares, whether or not vested;

•	Restricted share units issued, whether or not vested;

•	The net cash value of outstanding vested options, divided by the Company’s closing share price as of the date of measurement; and

•	Shares held in trust for the benefit of the non-employee director or executive, subject to the approval of the Compensation Committee.

There is no timeframe within which non-employee directors, the Chief Executive Officer and executive officers must attain the required levels of ownership; however, they are required to retain 50% of shares received upon exercise or vesting of Company-delivered equity until they have attained the applicable share ownership level. In the event of non-compliance with the Company’s share ownership guidelines, the Compensation Committee may take such actions as it may determine to be appropriate in order to achieve the purposes of the Company’s share ownership guidelines.

Each of the Named Executive Officers subject to the Company’s share ownership guidelines was in compliance with such share ownership guidelines as of December 31, 2013.

Trading Controls and Derivatives; Prohibition on Hedging and Pledging

Generally, trading by the Company’s non-employee directors and employees in the Company’s shares is permitted only during announced trading periods. Non-employee directors and employees who are subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period and must be approved in advance by the Company. The Company’s non-employee directors and employees, including the Named Executive Officers, may not engage in short sales of the Company’s shares, purchase or sell options on the Company’s shares or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s shares. In addition, the Company’s non-employee directors and employees may not pledge the Company’s shares to secure new or existing loans.

Compensation Determinations for 2013

Company Performance. In 2013, we measured our performance based on our ROE, the change in our book value per share plus dividends and our total shareholder return. In 2013, we exceeded the targets established by the Compensation Committee on two of our three financial performance objectives.

•	Our ROE of 11.9% was higher than the 8.0% target ROE and only slightly below the 12% maximum established by the Board for the Company at the commencement of 2013.

•	The change in our book value per share plus dividends was 6.8%, which was in the 8th percentile when compared to our peers, lower than the 65th percentile target established by the Compensation Committee for the Company.

•	Our total shareholder return was 46.9%, which was in the 83rd percentile when compared to our peers, which exceeded the 50th percentile established by the Compensation Committee for the Company.

The Company’s performance in 2013 was principally a result of lower levels of catastrophe losses and strong favorable reserve development, as well as the commencement of the positive impact of the significant underwriting investments we have made in 2013. For a more detailed description of our financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Form 10-K.

Base Salaries. The Compensation Committee determined not to increase base salaries for the Named Executive Officers, in 2012, 2013 or 2014.

Annual Incentive Compensation. The Company’s 2013 ROE performance corresponded to a payout percentage of the absolute performance portion of annual incentive compensation as follows:

The Company’s 2013 increase in diluted book value per share (plus dividends paid) of 6.8%, when compared to its Peer Group corresponded to a payout percentage of the relative performance portion of annual incentive compensation as follows:

Utilizing a 65% weighting of ROE and 35% weighting of change in book value per share (plus dividends paid) versus peers, the Compensation Committee determined the Company performance portion of the 2013 annual incentive opportunity for the Named Executive Officers, other than the Chief Executive Officer, indicated the Company portion of the other Named Executive Officers’ annual incentive compensation to be 121% of the target annual incentive opportunity. Based upon the Company’s performance in 2013, the significant restructuring of the Company’s business model and operations in 2013 and the other Named Executive Officers’ individual performance in 2013, the Compensation Committee determined that it would be prudent to lower 2013 annual incentive compensation for senior executives below the indicated 121% of the target annual incentive opportunity and set the average annual incentive compensation of the other Named Executive Officers as follows:

	Annual Incentive Compensation Range (1)	Target Annual Incentive Compensation (Percentage of Base Salary)	2013 Annual Incentive Compensation (Percentage of Base Salary)	2013 Annual Incentive Compensation (Percentage of Target Opportunity)	2013 Annual Incentive Compensation Amount
Other Named Executive Officers (1)	0% to 180%	95%	98%	103%	$583,264

(1)	Average 2013 annual incentive compensation for the Named Executive Officers other than the Chief Executive Officer.

Long-Term Incentive Compensation. For 2013, the Company’s indicated three year average blended percentage long-term incentive grant based upon the past three years ROE and book value per share plus dividend rank was as follows:

Year	Operating ROE	Long-Term Incentive Compensation based on ROE (Percentage of Target Opportunity)	Change in Book Value per Share Compared to Peers	Long-Term Incentive Compensation based on Peer Rank (Percentage of Target Opportunity)	Blended Percentage (65% ROE & 35% Δ in Book Value) of Target Possible Long-Term Incentive Grant
2011	-6.3%	0%	30th Percentile	22%	8%
2012	2.4%	5%	0 Percentile	0%	3%
2013	11.9%	147%	8th Percentile	0%	96%
Three Year Average					36%

The Company’s total shareholder return for 2013 was 46.9%, which was in the 83rd percentile when compared to our Peer Group and corresponded to a payout percentage of the total shareholder return portion of long-term incentive compensation as follows:

For the Company performance component of the Long-Term Incentive Compensation based upon total shareholder return, the Company’s 2013 performance indicated a payout of 167% of target.

The blended rate of the two Company performance components of the Long-Term Incentive Compensation indicated that the 2013 incentive payout for the other Named Executive Officers should average 72% of the target Long Term Incentive opportunity. For the individual performance component of the Long Term Incentive each executive’s individual performance rating and contribution to the Company’s performance in 2013 was considered. When combining these components and taking into account the significant restructuring of the Company’s business model and operations in 2013, the Compensation Committee determined that it would be prudent to lower 2013 long-term incentive compensation for senior executives below the indicated 72% of the target long-term incentive opportunity and set the average long-term incentive compensation of the other Named Executive Officers as follows:

	Long-Term Incentive Compensation Range (1)	Target Long- Term Incentive Compensation (Percentage of Base Salary)	2013 Long- Term Incentive Compensation (Percentage of Base Salary)	2013 Long- Term Incentive Compensation (Percentage of Target Opportunity)	2013 Long- Term Incentive Compensation Amount
Other Named Executive Officers (1)	0% to 211%	141%	83%	59%	$490,725

(1)	Average 2013 long-term incentive compensation for the Named Executive Officers other than the Chief Executive Officer.

The 2013 long-term incentive award was delivered in the form of restricted shares. The number of restricted shares delivered was determined based upon the 20 day trailing average closing price of the Company’s ordinary shares as of March 1, 2014.

Total Compensation. In February 2014, the Compensation Committee reviewed the 2013 base salary, annual incentive compensation and long-term incentive compensation of the Named Executive Officers, including the Chief Executive Officer. In addition, the Compensation Committee reviewed the other compensation elements, including benefits and perquisites, of the Chief Executive Officer and the other Named Executive Officers. Following its review of these compensation elements, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate and no adjustments were necessary.

Results of 2013 Advisory Vote to Approve Executive Compensation

The Compensation Committee values the input of our shareholders regarding our executive compensation programs and practices. The annual advisory vote on Named Executive Officer compensation (say-on-pay) is an important opportunity for shareholders to provide their input regarding executive compensation. Shareholder endorsement of the design and administration of our executive compensation programs was evidenced by approval of over 98% of the shares voting at our 2013 Annual General Meeting of Shareholders. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

In addition, at our 2011 Annual General Meeting of Shareholders, our shareholders voted to hold an advisory vote on executive compensation every year. The Compensation Committee has accepted the shareholders’ recommendation and therefore shareholders will have another opportunity to consider and approve, in a non-binding advisory vote, the compensation of our Named Executive Officers at the 2014 Annual General Meeting.

Compensation Committee Actions for 2014

The Compensation Committee took several actions at the end of 2013 and the beginning of 2014 to make our executive compensation program more reflective of our performance, more responsive to shareholder interests and more flexible in its application in 2014. These actions included the following:

Adjustment to Mix of Performance Metrics. The mix of the performance metrics utilized for measuring the performance of the Named Executive Officers (other than the Chief Executive Officer) will shift in 2014 to be based 50% on the operating return on equity of the Company and 50% on the attainment by the Company of strategic objectives.

Performance Based Long-Term Incentive Awards. One half of long-term incentive awards granted to Named Executive Officers (other than the Chief Executive Officer) for the 2014 performance year will be in the form of performance-based restricted share units that will vest ratably over three years so long as the Company’s cumulative total shareholder return meets certain thresholds when compared to publicly traded property/casualty insurance companies.

Determination of Individual Annual and Long-Term Incentive Awards. In order to simplify the management of the Company’s annual and long-term incentive program, as well as to allow the flexibility needed to adjust compensation to reflect individual and business unit contributions to the attainment of the Company’s financial and strategic objectives, the Company’s annual and long-term incentive compensation awards shall be determined on an aggregate basis, with the allocation of the aggregate awards to be determined by the Chief Executive Officer. The Compensation Committee shall review and approve the individual annual and long-term incentive compensation awards of all senior executives, including the Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. After reviewing the qualifications of the current members of the Compensation Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that each of the current Compensation Committee members (as listed below) is “independent” as that concept is defined in the applicable rules of the New York Stock Exchange and the categorical independence standards adopted by the Board of Directors. The Board of Directors appointed the undersigned directors as members of the Compensation Committee and adopted a written charter setting forth the procedures, authority and responsibilities of the Compensation Committee.

Messrs. Barham, Barnes and Spass and Dr. Fleming currently serve on the Compensation Committee. All current members of the Compensation Committee will continue as members of the Compensation Committee. Mr. Barham serves as Chairman of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Form 10-K.

Respectfully submitted,

Norman Barham (Chairman)

Galen R. Barnes

Susan S. Fleming, PhD.

Robert A. Spass

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the three years ended December 31, 2013, 2012 and 2011, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer, its three most highly compensated executive officers and David Cash, who served as the Company’s Chief Executive Officer until May 28, 2013. Mr. Evans’ compensation amounts are converted into U.S. dollars at a rate of £1=$1.65, which was the exchange rate on December 31, 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John R. Charman	2013	$60	—	$35,104,233	$10,210,783	—	—	$709,585	$46,024,661
Chief Executive Officer

Michael J. McGuire	2013	$500,000	—	$464,074	—	$550,000	—	$249,127	$1,763,201
Chief Financial Officer	2012	$500,000	—	$684,307	—	$200,000	—	$236,856	$1,621,163
	2011	$497,350	—	$623,081	—	$240,000	—	$227,673	$1,588,104

John A. Kuhn	2013	$700,000	—	$652,371	—	$910,000	—	$57,519	$2,319,890
Chief Executive Officer, Insurance	2012	$61,026	—	$1,200,010	—	$675,000	—	$12,103	$1,948,139

Joan M. deLemps	2013	$500,000	—	$918,383	—	$450,000	—	$82,124	$1,950,507
Chief Risk Officer	2012	$500,000		$526,257		$210,000	—	$63,908	$1,300,165
	2011	$492,500		$480,954		$175,000	—	$53,840	$1,202,294

Graham Evans	2013	$92,019	—	$1,230,024	—	$473,055	—	$16,331	$1,811,429
Executive Vice President, Head of International Insurance

David Cash	2013	$343,750	—	$807,339	—	—	—	$3,473,187	$4,624,276
Former Chief Executive Officer	2012	$825,000	—	$1,471,250		$41,250	—	$184,141	$2,521,641
	2011	$812,500	—	$1,957,338	—	$82,500	—	$171,048	$3,023,386

Salary

The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to salary increases effective during the year. The table below sets forth the annual base rate salary as at December 31 of each year.

Name	Year	Annual Base Rate Salary
John R. Charman	2013	$100

Michael J. McGuire	2013	$500,000
	2012	$500,000
	2011	$500,000

John A. Kuhn	2013	$700,000
	2012	$700,000

Joan M. deLemps	2013	$500,000
	2012	$500,000
	2011	$500,000

Graham Evans (1)	2013	$618,750

David Cash	2013	—
	2012	$825,000
	2011	$825,000
(1)	Mr. Evans’ salary is converted into U.S. dollars at a rate of £1=$1.65, which was the exchange rate on December 31, 2013.

Bonus

The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2013, 2012 and 2011. All annual incentive awards for 2013, 2012 and 2011 were performance-based. These payments, which were made under the Company’s annual performance-based incentive program, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares and restricted share units granted during 2013, 2012 and 2011. In other words, the amounts reported in the Stock Awards column are the number of restricted shares and restricted share units granted to the Named Executive Officers during a given year, multiplied by the closing price per share on the date of grant. The restricted shares granted to the Chief Executive Officer in 2013 were delivered as an inducement for the Chief Executive Officer to join the Company and represent (along with the options granted on the same date) virtually all of the compensation to be delivered to the Chief Executive Officer for the first five years of the Chief Executive Officer’s employment with the Company. The amounts reported in the Stock Awards column for Mr. Evans were restricted shares that were delivered to Mr. Evans as an inducement for him to join the Company. The restricted shares granted to the other Named Executive Officers were granted as part of the Company’s long-term incentive plan in March of the year listed in respect of the performance of the Company and the Named Executive Officers in the previous year. The dividend option restricted share units were granted quarterly in the year reported in lieu of a dividend price reduction on unexercised options granted to certain of the Named Executive Officers prior to 2005. The table below sets forth the amount that each of the restricted share grants and the dividend option restricted share units comprised of the total amount reported in the Stock Awards column for each Named Executive Officer.

Name	Year	Value of Restricted Shares Granted	Value of Dividend Option Restricted Share Units	Total Reported in Stock Awards Column
John R. Charman	2013	$35,104,233	—	$35,104,233

Michael J. McGuire	2013	$461,683	$2,391	$464,074
	2012	$675,000	$9,307	$684,307
	2011	$614,093	$8,988	$623,081

John A. Kuhn	2013	$652,371	—	$652,371
	2012	$1,200,010	—	$1,200,010

Joan M. deLemps	2013	$918,383	—	$918,383
	2012	$525,000	$1,257	$526,257
	2011	$479,758	$1,196	$480,954

Graham Evans	2013	$1,230,024	—	$1,230,024

David Cash	2013	$807,339	—	$807,339
	2012	$1,471,250	—	$1,471,250
	2011	$1,957,338	—	$1,957,338

The Company cautions that the amounts reported in the 2013 Summary Compensation Table may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares and restricted share units. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares and restricted share units is reflected in the 2013 Outstanding Equity Awards at

Fiscal Year-End table. For additional information regarding the stock awards, see Note 15 to Consolidated Financial Statements in the Company’s Form 10-K.

Option Awards

The amount reported in the Option Awards column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options granted during 2013 to our Chief Executive Officer. In other words, the amount reported in the Option Awards column is the fair value of the option on the date granted to our Chief Executive Officer, determined utilizing the Black-Scholes option valuation method. The options granted to the Chief Executive Officer in 2013 were delivered as an inducement for the Chief Executive Officer to join the Company and represent (along with the restricted shares granted on the same date) virtually all of the compensation to be delivered to the Chief Executive Officer for the first five years of the Chief Executive Officer’s employment with the Company. The Company did not issue any option awards in 2012 or 2011.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer under the Company’s annual incentive plan. The annual incentive compensation delivered to the Named Executive Officers was earned and immediately available to the Named Executive Officers upon delivery in March 2014. The 2013 annual incentive compensation and long-term incentive compensation payments and awards delivered to the Named Executive Officers were determined as described in “Compensation Discussion and Analysis – Elements of the Company’s Compensation Program.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2013.

All Other Compensation

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional compensation required by the SEC rules to be separately quantified amounts, each as set forth in the following table. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

Name	Year	Housing ($)	Trans- portation ($)	Club Dues ($)	Tax Prepara- tion ($)	Tax Reimburse- ment Payments ($)	Company Contributions to Defined Contribution Plans ($)	Life Insurance Premiums ($)	Dividends Paid ($)	Severance ($)	Total ($)
John R. Charman	2013	—	156,284	—	—	—	—	8,873	544,428	—	709,585

Michael J. McGuire	2013	120,000	—	4,400	5,200	50,516	17,850	6,069	45,092	—	249,127
	2012	120,000	—	8,200	3,600	31,004	17,500	5,747	50,805	—	236,856
	2011	120,000	—	8,200	3,600	24,024	17,150	6,000	48,699	—	227,673

John A. Kuhn	2013	—	—	—	—	86	10,200	4,838	42,395	—	57,519
	2012	—	—	—	—	—	2,493	356	9,254	—	12,103

Joan M. deLemps	2013	—	—	—	—	—	17,850	16,759	47,515	—	82,124
	2012	—	—	—	—	—	17,500	15,996	30,412	—	63,908
	2011	—	—	—	—	—	17,150	15,073	21,617	—	53,840

Graham Evans	2013	—	—	—	—	—	8,282	1,003	7,046	—	16,331

David Cash	2013	25,000	—	—	—	—	10,000	2,593	23,774	3,411,820	3,473,187
	2012	60,000	—	—	—	—	10,000	6,152	107,989	—	184,141
	2011	60,000	—	—	—	—	10,313	6,417	94,318	—	171,048

Housing Expenses. The Company reimburses Mr. McGuire for housing and related expenses in Bermuda.

Transportation Expenses. The Company reimburses Mr. Charman for the cost of corporate charter aircraft for a limited number of personal trips between Bermuda and the east coast of the United States, as specified in Mr. Charman’s employment contract. None of the Company’s other senior executives use any corporate charter aircraft for personal flights.

Club Dues. The Company reimburses Mr. McGuire for gym and club memberships in Bermuda.

Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides Mr. McGuire with third party tax preparation assistance or, in the alternative, provides him with up to $3,600 of tax preparation expense by a third party provider selected by him.

Tax Reimbursement Payments. To the extent the Company’s housing expense reimbursement, transportation expense reimbursement or tax preparation fee are deemed to be taxable income to Mr. McGuire, the Company provides reimbursement for any home country taxes payable on the additional income. In addition, the Bermuda government collects from employees in Bermuda payroll and social insurance taxes.

Company Contributions to Defined Contribution Plans. The Company makes initial and matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company’s 401(k) Plan or similar defined contribution plans.

Life Insurance Premiums. The Company provides limited life insurance to all employees, including the Named Executive Officers, at levels determined in the discretion of the individual employees, up to three times their base salary.

Dividends Paid. The amounts included in the Dividends Paid column above represent the cash dividends paid on the unvested restricted shares held by the Named Executive Officers.

Severance. Mr. Cash’s total other compensation includes $3,411,820 in severance payments and benefits in connection with Mr. Cash’s departure from the employ of the Company in May 2013. The specific types and amounts of severance payments and benefits made to Mr. Cash are set forth in “Potential Payments upon Termination of Employment or Change in Control ? Termination of Employment.”

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John R. Charman (4)	5/28/2013	—	—	—	—	—	—	708,890	800,000	$48.20	$44,379,281
Michael J. McGuire	3/1/2013	—	$550,000	$1,100,000	—	$866,667	$1,300,000	—	—	—	$461,683
	3/31/2013	—	—	—	—	—	—	50	—	—	$2,391
John A. Kuhn	3/1/2013	—	$770,000	$1,540,000	—	$1,213,333	$1,820,000	—	—	—	$652,371
Joan M. deLemps	3/1/2013	—	$400,000	$800,000	—	$676,667	$1,015,000	—	—	—	$918,383
Graham Evans (5)	11/7/2013	—	$495,000	$742,500	—	$495,000	$742,500	22,004	—	—	$1,230,024
David Cash	3/1/2013	—	$1,031,250	$2,062,500	—	$2,233,000	$3,349,500	—	—	—	$807,339

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2013 annual incentive compensation plan. Further discussion on the Company’s annual incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Incentive Compensation.” The final 2013 payouts for the Named Executive Officers can be found under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2013 long-term incentive compensation plan. Further discussion on the Company’s long-term incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation.” The final 2013 equity incentive grants for the Named Executive Officers can be found under “Stock Awards” in the Summary Compensation Table.
(3)	The grant date fair value amounts reported above represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of options, restricted shares and dividend restricted share units granted in 2013. The amounts reported in this column for restricted shares are the number of restricted shares and dividend restricted share units granted to the Named Executive Officers during 2013 multiplied by the closing price per share on the date of grant. The amounts reported in this column for options are the fair value of the options on the date granted, determined utilizing the Black-Scholes option valuation method. For additional information regarding the stock and option awards, see Note 15 to the Consolidated Financial Statements in the Company’s Form 10-K.
(4)	The amounts above represent the options and restricted shares delivered as an inducement for the Chief Executive Officer to join the Company and represent (along with the restricted shares granted on the same date) virtually all of the compensation to be delivered to the Chief Executive Officer for the first five years of the Chief Executive Officer’s employment with the Company. Further discussion on the Chief Executive Officer’s compensation arrangements can be found in “Compensation Discussion and Analysis — Executive Summary.”
(5)	The amount above represents the restricted shares delivered to Mr. Evans as an inducement for Mr. Evans to join the Company.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding option and stock awards held by the Named Executive Officers as of December 31, 2013.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Charman	5/28/13	160,000	640,000	—	$48.20	5/28/23	567,112	(2)	33,272,461	—	—

Michael J. McGuire	3/1/10	—	—	—	—	—	5,622	(3)	329,843	—	—
	3/1/11	—	—	—	—	—	6,277	(4)	368,272	—	—
	3/1/12	—	—	—	—	—	12,860	(5)	754,496	—	—
	3/1/13	—	—	—	—	—	10,439	(6)	614,216	—	—

John A. Kuhn	3/1/12	—	—	—	—	—	18,328	(5)	1,075,304	—	—
	3/1/13	—	—	—	—	—	14,793	(6)	867,905	—	—

Joan M. deLemps	3/1/10	—	—	—	—	—	1,389	(3)	81,493	—	—
	3/1/11	—	—	—	—	—	4,905	(4)	287,776	—	—
	3/1/12	—	—	—	—	—	10,002	(5)	586,817	—	—
	3/1/13	—	—	—	—	—	20,825	(6)	1,221,803	—	—

Graham Evans	11/7/2013	—	—	—	—	—	22,004	(6)	1,290,975	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $58.67 on December 31, 2013.
(2)	Restricted shares with four remaining vesting dates, vesting 25% on each of May 28, 2014, May 28, 2015, May 28, 2016 and May 28, 2017.
(3)	Restricted shares with one remaining vesting date, vesting 100% on March 1, 2014.
(4)	Restricted shares with two remaining vesting dates, vesting 50% on each of March 1, 2014 and March 1, 2015.
(5)	Restricted shares with three remaining vesting dates, vesting 33% on each of March 1, 2014, March 1, 2015 and March 1, 2016.
(6)	Restricted shares with four remaining vesting dates, vesting 25% on each of March 1, 2014, March 1, 2015, March 1, 2016 and March 1, 2017.

Option Exercises and Stock Vested

The following tables set forth the options exercised and the stock awards vested by the Named Executive Officers during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2)
John R. Charman	—	—	141,778	$7,020,847
Michael J. McGuire	12,500	$351,450	16,456	$725,710
John A. Kuhn	—	—	11,523	$508,164
Joan M. deLemps	1,000	$15,720	8,263	$364,398
Graham Evans	—	—	—	—
David Cash	—	—	31,100	$1,371,510

(1)	Represents total number of restricted shares and restricted share units vested during the period.
(2)	Represents the dollar value of the total number of restricted shares and restricted share units that vested and converted during the period based on the closing price of the ordinary shares on the date of vesting and conversion (or, if not a trading day, the trading day immediately preceding the date of vesting and conversion).

Post-Employment Benefits

Pension Benefits

The Company does not have or provide for any of its employees, including the Named Executive Officers, a plan that provides for specified retirement payments or benefits.

Non-Qualified Deferred Compensation

The Company does not currently have an active defined contribution or other plan that provides for the deferral of compensation for its U.S. based employees on a basis that is not tax-qualified. The Company’s defined contribution plans for its non-U.S. based employees are available generally to the Company’s non-U.S. based employees and offer similar terms and conditions to the Company’s 401(k) plan, with such variations as are required by applicable law.

Employment Contracts

Chief Executive Officer

On May 28, 2013, the Company entered into an employment agreement (the “Charman Employment Agreement”) with Mr. Charman, in connection with his appointment to the positions of Chairman of the Board and Chief Executive Officer.

The Charman Employment Agreement is for a five year term, followed by automatic one-year renewals, unless notice of separation from service is provided by the Company or Mr. Charman at least 90 days prior to the end of the term. Non-renewal of the Charman Employment Agreement by the Company is deemed to be a separation of Mr. Charman’s employment with the Company without cause, entitling Mr. Charman to any compensation accruing to him under such circumstances. The Charman Employment Agreement specifies that Mr. Charman is to receive a $100 annual base salary and is not eligible to earn annual incentive compensation or long-term incentive compensation during the initial five-year term of his Employment Agreement. The Employment Agreement provides for reimbursement of business travel expenses for Mr. Charman and the reimbursement of certain limited personal travel expenses of Mr. Charman and his family between Bermuda and the East Coast of the United States. The Company and Mr. Charman have agreed that at the end of the initial five year term, Mr. Charman’s base salary, annual cash incentive compensation, long-term incentive compensation and benefits shall be reviewed by Mr. Charman and the Company and may be adjusted, by agreement of Mr. Charman and the Company, to rates and benefits commensurate for an executive of Mr. Charman’s qualification and experience in the insurance and reinsurance business.

Under the Charman Employment Agreement, the Company may separate Mr. Charman’s service from the Company as a result of disability, for cause or without cause. Mr. Charman may separate his service from the Company at any time, with or without good reason. Mr. Charman’s service from the Company will automatically be severed upon his death.

Under the Charman Employment Agreement, in the event of separation of Mr. Charman’s service from the Company (a) by the Company without cause, (b) by the Company due to Mr. Charman’s death or disability or (c) by Mr. Charman for good reason, Mr. Charman will be entitled to severance that includes acceleration of the vesting of 50% of his unvested restricted shares and options, compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of the Company are generally entitled. The payments and benefits to which Mr. Charman is entitled upon the severance of his service are further discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Charman is required to execute a general release of claims against the Company. Mr. Charman’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Charman’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Charman Employment Agreement, Mr. Charman is subject to non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Charman’s non-solicitation obligations extend for one year following his separation from service.

Chief Financial Officer

On April 28, 2009, the Company entered into an Amended and Restated Employment Agreement (the “McGuire Employment Agreement”) with Mr. McGuire.

The McGuire Employment Agreement was for a one year initial term, after which the McGuire Employment Agreement automatically renews for one-year additional one year terms, unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Non-renewal of the McGuire Employment Agreement by the Company does not give rise to compensation for a separation of service from the Company except following a change in control of the Company. The McGuire Employment Agreement specifies an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. The McGuire Employment Agreement also provides Mr. McGuire with the opportunity to earn annual cash incentive compensation, currently up to 220% of his annual base salary and long-term incentive compensation, currently up to 260% of his annual base salary. Mr. McGuire’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The McGuire Employment Agreement provides for reimbursement for housing expenses, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements.

Under the McGuire Employment Agreement, the Company may separate the service of Mr. McGuire from the Company as a result of disability, for cause or without cause. Mr. McGuire may separate his service from the Company at any time without good reason and, following a change in control, with good reason. The service of Mr. McGuire will automatically be severed upon the death of Mr. McGuire.

Under the McGuire Employment Agreement, in the event of separation of the service of Mr. McGuire from the Company, Mr. McGuire will be entitled to severance which, depending upon the circumstances of separation, may include accrued base salary through the date of separation, earned and unpaid annual incentive compensation, a continuation or lump sum payment of additional base salary of varying duration, depending upon circumstances, additional annual incentive compensation, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled. The payments and benefits to which Mr. McGuire is entitled upon the severance of his service are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. McGuire would be required to execute a general release of claims against the Company. The severance of Mr. McGuire may be delayed for six months following a separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, the severance payments may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the McGuire Employment Agreement, Mr. McGuire is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. McGuire’s non-competition and non-solicitation obligations extend for six months following his separation from service.

Chief Executive Officer, Global Insurance

On February 27, 2013, the Company entered into an employment agreement (the “Kuhn Employment Agreement”) with Mr. Kuhn, upon his joining the Company in the position of Chief Executive Officer, Global Insurance.

The Kuhn Employment Agreement is for an initial two year term, after which it will renew automatically for one-year periods unless notice of separation from service is provided by the Company or Mr. Kuhn at least 90 days prior to the end of the term. Non-renewal of the Kuhn Employment Agreement by the Company does not give rise to compensation for a separation of Mr. Kuhn’s service from the Company except following a change in control of the Company. The Kuhn Employment Agreement specifies for Mr. Kuhn an annual base salary of $700,000, subject to increase at the discretion of the Board of Directors of the Company. The Kuhn Employment Agreement also provides Mr. Kuhn with the opportunity to earn annual cash incentive compensation, currently up to 220% of his annual base salary and long-term incentive compensation, currently up to 260% of his annual base salary. Mr. Kuhn’s incentive compensation is payable at the discretion of the Board of Directors of the Company. The Kuhn Employment Agreement provides for reimbursement for housing expenses for Mr. Kuhn, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Kuhn.

Under the Kuhn Employment Agreement, the Company may separate Mr. Kuhn’s service from the Company as a result of disability, for cause or without cause. Mr. Kuhn may separate his service from the Company at any time with or without good reason. Mr. Kuhn’s service from the Company will automatically be severed upon his death.

Under the Kuhn Employment Agreement, in the event of separation of Mr. Kuhn’s service from the Company, Mr. Kuhn will be entitled to severance which, depending upon the circumstances of Mr. Kuhn’s separation, may include accrued base salary through the date of separation, earned and unpaid annual incentive compensation, a continuation or lump sum payment of additional base salary of varying duration, depending upon circumstances, additional annual incentive compensation, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled. The payments and benefits to which Mr. Kuhn is entitled upon the severance of his service are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Kuhn is required to execute a general release of claims against the Company. Mr. Kuhn’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Kuhn’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Kuhn Employment Agreement, Mr. Kuhn is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Kuhn’s non-competition and non-solicitation obligations extend for between one month and one year following his separation from service, depending upon the circumstances of his separation from service.

Chief Risk Officer

The Company does not currently have an employment agreement with Ms. deLemps.

Executive Vice President, Head of International Insurance

On November 7, 2013, the Company entered into Contract of Employment (the “Evans Employment Agreement”) with Mr. Evans.

The Evans Employment Agreement is continuous until Mr. Evans reaches 65 years of age. The Evans Employment Agreement may be terminated on 6 months’ notice by either the Company or Mr. Evans. The Evans Employment Agreement specifies an annual base salary, subject to increase in the discretion of the Company. The Evans Employment Agreement also provides Mr. Evans with the opportunity to earn annual cash incentive compensation, currently up to 120% of his annual base salary While not contractually specified, Mr. Evans is also eligible to earn long-term incentive compensation, currently up to 120% of his annual base salary. Mr. Evans’ incentive compensation is payable at the discretion of the Board of Directors of the Company.

Under the Evans Employment Agreement, the Company may separate the service of Mr. Evans from the Company immediately as a result of death, disability or for cause. In all other instances, the Company may only sever Mr. Evans’ service with six months’ prior notice. Mr. Evans may separate his service from the Company only upon six months’ prior notice. Other than the six months prior notice, Mr. Evans is not entitled to severance under the Evans Employment Agreement, the event of separation of the service of Mr. Evans. For the purposes of the section captioned “Potential Payments Upon Termination of Employment or a Change in Control,” Mr. Evans’ six month notice period is classified as severance.

Under the Evans Employment Agreement, Mr. Evans is subject to non-solicitation provisions, as well as ongoing confidentiality and intellectual property requirements. Mr. Evans’ non-solicitation obligations extend for six months following his separation from service.

Former Chief Executive Officer

On May 28, 2013, Mr. Cash, the Chief Executive Officer of the Company, departed the employ of the Company. In connection with Mr. Cash’s departure from the Company, Mr. Cash received severance in accordance with the employment agreement previously entered into by Mr. Cash and the Company (the “Cash Employment Agreement”). In addition, in connection with Mr. Cash’s resignation, the Company entered into a six month consulting agreement with Mr. Cash, pursuant to which Mr. Cash continued to receive his then in effect base salary rate in return for Mr. Cash’s assistance with the transition as needed.

In accordance with the Cash Employment Agreement, Mr. Cash received in connection with his departure from the Company accrued base salary through the date of separation, one year of additional base salary, prorated annual incentive compensation, a payment in lieu of a portion of Mr. Cash’s unvested long-term incentive compensation, a continuation of medical and life insurance benefits for one year, accrued and unpaid vacation days and reimbursement for three months of Mr. Cash’s housing expenses. The payments and benefits to which Mr. Cash was entitled upon the severance of his service are discussed further below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Cash executed a general release of claims against the Company.

Under the Cash Employment Agreement, Mr. Cash is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Cash’s non-competition and non-solicitation obligations remain in place for one year following his separation from service.

Potential Payments Upon Termination of Employment or Change in Control

Termination of Employment

In connection with the employment agreements as described above, certain of the Named Executive Officers are entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us. The Named Executive Officers’ employment relationships with the Company may be terminated for any of the following reasons: (i) the Named Executive Officer’s death or disability, (ii) by the Company with or without cause or (iii) by the Named Executive Officer with or without good reason. With respect to each Named Executive Officer with an employment agreement, “disability,” “cause,” and “good reason” are defined in the applicable employment agreement. To receive the payments described below, the Named Executive Officers would be required to execute a general release of claims against the Company. Those Named Executive Officers with employment agreements are subject to post-employment non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements.

The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2013, using the closing price of $58.67 on December 31, 2013 and the employment agreements in effect on that date. Base salary payments and the continuation of health insurance benefits are made over time in accordance with the Company’s normal payroll schedule, while the other payments and benefits are typically delivered in a lump sum following the date of termination. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time. The amounts reflected in Mr. Evans’ table represent the amounts payable under Mr. Evans’ six month notice period.

John R. Charman

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)	Retirement ($)
Salary	—	—	—	—	—	—	—
Bonus	—	—	—	—	—	—	—
Accelerated Vesting of Awards	—	19,986,631	19,986,631	—	39,973,261	19,986,631	—
Housing Expenses	—	—	—	—	—	—	—
Continuation of Health Benefits	—	—	—	—	—	—	—
Tax Preparation Expenses (1)	—	—	—	—	—	—	—
Vacation Days (2)	3	3	3	3	3	3	3
Relocation Expenses (3)	—	—	—	—	—	—	—

Total	3	19,986,634	19,986,634	3	39,973,264	19,986,634	3

Michael J. McGuire

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)	Retirement ($)
Salary	—	500,000	—	—	500,000	—	—
Bonus	—	550,000	—	—	863,333	550,000	—
Accelerated Vesting of Awards	—	—	—	—	2,246,861	—	—
Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000	30,000
Continuation of Health Benefits	—	29,481	—	—	29,481	—	—
Tax Preparation Expenses (1)	3,600	3,600	3,600	3,600	3,600	3,600	3,600
Vacation Days (2)	12,500	12,500	12,500	12,500	12,500	12,500	12,500
Relocation Expenses (3)	12,300	12,300	12,300	12,300	12,300	12,300	12,300

Total	58,400	1,137,881	58,400	58,400	3,698,076	608,400	58,400

John A. Kuhn

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($) (4)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($) (5)	Retirement ($)
Salary	—	700,000	700,000	700,000	700,000	350,000	700,000
Bonus	—	770,000	770,000	—	1,562,500	770,000	—
Accelerated Vesting of Awards	—	1,309,573	1,309,573	—	1,943,209	—	—
Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000	30,000
Continuation of Health Benefits	—	30,421	30,421	30,421	30,421	—	30,421
Tax Preparation Expenses (1)	—	3,600	3,600	—	3,600	3,600	—
Vacation Days (2)	17,500	17,500	17,500	17,500	17,500	17,500	17,500
Relocation Expenses (3)	12,300	12,300	12,300	12,300	12,300	12,300	12,300

Total	59,800	2,873,394	2,873,394	790,221	4,299,530	1,183,400	790,221

Joan M. deLemps

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)	Retirement ($)
Salary	—	—	—	—	—	—	—
Bonus	—	—	—	—	—	—	—
Accelerated Vesting of Awards	—	—	—	—	2,308,911	—	1,808,620
Housing Expenses	—	—	—	—	—	—	—
Continuation of Health Benefits	—	—	—	—	—	—	—
Tax Preparation Expenses (1)	—	—	—	—	—	—	—
Vacation Days (2)	12,500	12,500	12,500	12,500	12,500	12,500	12,500
Relocation Expenses (3)	—	—	—	—	—	—	—

Total	12,500	12,500	12,500	12,500	2,321,411	12,500	1,821,120

Graham Evans

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)	Retirement ($)
Salary	—	309,375	309,375	309,375	309,375	—	309,375
Bonus	—	—	—	—	—	—	—
Accelerated Vesting of Awards	—	—	—	—	1,290,975	—	—
Housing Expenses	—	—	—	—	—	—	—
Continuation of Health Benefits	—	2,031	2,031	2,031	2,031	—	2,031
Tax Preparation Expenses (1)	—	—	—	—	—	—	—
Vacation Days (2)	15,469	15,469	15,469	15,469	15,469	15,469	15,469
Relocation Expenses (3)	—	—	—	—	—	—	—

Total	15,469	326,875	326,875	326,875	1,617,850	15,469	326,875

(1)	Estimated tax preparation payment based upon an assumed $3,600 maximum reimbursable payment.
(2)	Estimated vacation day payment based upon an assumed five accrued and unused vacation days and a year of 200 working days.
(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.
(4)	Salary is payable to Mr. Kuhn upon his departure without good reason only to the extent the Company elects to impose one year of post-employment non-competition and non-solicitation restrictions on Mr. Kuhn.
(5)	Salary is payable to Mr. Kuhn only upon his disability and is reduced to the extent Mr. Kuhn receives long-term disability insurance payments.

The payments and benefits listed below are the actual amounts paid or payable to Mr. Cash under the terms of his Employment Agreement following his departure from the Company on May 28, 2013.

David Cash

Benefit	Severance Amount ($)
Salary	825,000
Bonus	418,151
Accelerated Vesting of Awards	1,676,668
Housing Expenses	15,000
Medical Benefits	16,905
Vacation Days	47,596
Consulting Fees	412,500

Total	3,411,820

Change in Control

Upon (i) the occurrence of a change in control under the Company’s Amended and Restated 2002 Stock Option Plan and (ii) the occurrence of a change in control and termination of employment within 24 months of the change in control under the Company’s 2007 Equity Incentive Plan (together with the 2002 Stock Option Plan, the “Plans”): (a) outstanding options vest and become immediately exercisable and remain exercisable through the remainder of their term; (b) outstanding restricted share units vest and convert into cash or ordinary shares; and (c) restricted shares and restricted cash become fully vested. In the event of certain types of changes in control, both the outstanding options and restricted share units convert immediately into cash. Under the Plans, a change in control occurs if any one of the following events occurs:

•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board of Directors constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.

If a change in control occurred on December 31, 2013 and the employment of each of the Named Executive Officers was terminated, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares, restricted share units, restricted cash and options as of December 31, 2013, based upon the closing price on December 31, 2013 of the Company’s ordinary shares.

Name	Restricted Shares ($)	Restricted Share Units ($)	Restricted Cash ($)	Options ($)	Total ($)
John R. Charman	33,272,461	—	—	6,700,800	39,973,261
Michael J. McGuire	2,066,827	9,915	170,119	—	2,246,861
John A. Kuhn	1,943,209	—	—	—	1,943,209
Joan M. deLemps	2,177,889	939	130,084	—	2,308,912
Graham Evans	1,290,975	—	—	—	1,290,975
David Cash	—	—	—	—	—

Compensation Committee Interlocks and Insider Participation

None of the directors that served on the Compensation Committee during 2013 has ever served as an employee or officer of the Company or has any other relationship with the Company that would be required to be disclosed under any paragraph of Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of each person or group who, as of March 21, 2014, owned, to the Company’s knowledge, more than 5% of the Company’s 44,583,538 ordinary shares outstanding as of that date.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage
FMR LLC (2)	4,092,290	9.18%
Dimensional Fund Advisors LP (3)	3,259,947	7.31%
Sterling Capital Management LLC (4)	2,381,112	5.34%
The Vanguard Group (5)	2,324,776	5.21%

(1)	The address for each beneficial owner is listed in the relevant footnote.
(2)	The following information is based on the Schedule 13G/A filed on February 14, 2014 by FMR LLC. Fidelity Management & Research Company (“Fidelity”), 245 Summer Street, Boston, Massachusetts 02210, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,086,000 ordinary shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,086,000 ordinary shares owned by such funds. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 2,600,000 shares or 5.83% of the ordinary shares outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 245 Summer Street, Boston, Massachusetts 02210.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Strategic Advisers, Inc., 245 Summer Street, Boston, MA 02210, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 567 ordinary shares beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 5,723 shares or 0.013% of the outstanding ordinary shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 5,723 ordinary shares and sole power to vote or to direct the voting of 5,723 ordinary shares owned by the institutional accounts managed by PGATC.

(3)

The information included herein is based on the Schedule 13G/A filed on February 10, 2014 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries possess voting and/or investment power over the ordinary shares that are owned by the Funds and may be deemed to be the beneficial owner of the ordinary shares held by the Funds. However, all ordinary shares described above are owned by the Funds. Dimensional disclaims beneficial ownership of such ordinary shares.

(4)	The information included herein is based on the Schedule 13G/A filed on January 24, 2014 by Sterling Capital Management LLC (“Sterling”). Sterling’s address is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211. Sterling is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares. None of Sterling’s clients, to the knowledge of Sterling, beneficially owns more than 5% of the outstanding ordinary shares.(5) The information included herein is based on the Schedule 13G/A filed on February 12, 2014 by The Vanguard Group. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,445 ordinary shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,900 ordinary shares as a result of its serving as investment manager of Australian investment offerings.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership as of March 21, 2014 of the ordinary shares of the Company by each director, each director nominee and each Named Executive Officer of the Company and all such directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Options	Number of Shares	Total (2)	Percentage
Directors
John T. Baily (3)	5,000	24,563	29,563	*
Norman Barham	—	23,654	23,654	*
Galen R. Barnes	5,000	17,654	22,654	*
William H. Bolinder	5,000	28,583	33,583	*
Steven W. Carlsen	—	48,104	48,104	*
John R. Charman (4)	160,000	1,334,295	1,494,295	3.35%
Susan S. Fleming	—	6,268	6,268	*
Scott D. Moore	—	17,300	17,300	*
Brendan R. O’Neill	—	17,654	17,654	*
William J. Raver	—	13,890	13,890	*
Robert A. Spass (5)	—	142,679	142,679	*

Named Executive Officers
Joan M. deLemps	—	39,655	39,655	*
Graham Evans	—	22,004	22,004	*
John A. Kuhn	—	51,833	51,833	*
Michael J. McGuire	—	132,474	132,474	*
All directors and executive officers as a group (6)	175,000	1,920,610	2,095,610	4.70%

*	Less than 1%. On March 21, 2014, there were 44,583,538 ordinary shares outstanding.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
(2)	Includes the outstanding ordinary shares and assumes the exercise of all options vesting within 60 days of March 21, 2014 with respect to each shareholder.
(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.
(4)	Includes 512,360 ordinary shares owned by Dragon Global Holdings Ltd., 51,545 ordinary shares owned by The Fortis Trust and 51,235 ordinary shares owned by The Prometheus Trust. Mr. Charman disclaims ownership of such shares.
(5)	Includes 1,680 ordinary shares owned by Capital Z Partners Management, LLC, an entity in which Mr. Spass owns a non-controlling limited liability interest. Mr. Spass disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(6)	Mr. Cash’s ownership of the Company’s ordinary shares has not been included, as Mr. Cash has not been a Section 16 reporting officer of the Company for more than 6 months and is no longer obligated to report his ownership interest in the Company’s ordinary shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Transactions with Fidelity Management & Research Company

On February 14, 2014, Fidelity Management & Research Company (“Fidelity”) filed a Schedule 13G/A with the SEC disclosing that its subsidiaries held, in the aggregate, approximately 9.2% of Endurance’s ordinary shares as of December 31, 2013. Subsidiaries of Fidelity provide the Company and its subsidiaries with investment management services. During the year ended December 31, 2013, the Company paid or accrued fees of approximately $1.4 million for those services. All fee arrangements were entered into pursuant to arm’s length transactions at prevailing market rates for the services rendered. Following the procedures set forth above under “Board of Directors — Review and Approval of Transactions with Related Persons,” the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2014, reviewed and ratified the various relationships and transactions by and among the Company, Fidelity and their applicable affiliated companies.

REPORT OF THE AUDIT COMMITTEE

The following report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Messrs. Baily, Moore, O’Neill and Raver currently serve on the Audit Committee. Mr. O’Neill notified the Board of his intention not to seek re-election to the Company’s Board of Directors at the Annual General Meeting of Shareholders. Messrs. Baily and Moore will continue as members of the Audit Committee, assuming they are re-elected to the Board of Directors by the shareholders. Mr. Raver will also remain a member of the Audit Committee.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an “audit committee financial expert” as defined by SEC rules promulgated under the Exchange Act. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1)-(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed and discussed the Company’s quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed the Company’s loss reserves;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communications with Audit Committees” and (3) responsibilities, budget and staffing of the Company’s internal audit function;

•	received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors the independent auditors’ independence; and

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K.

In addition to the actions described above taken in connection with the preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. The Company’s internal audit department objective is to evaluate and improve the effectiveness of the Company’s governance, risk management, internal control. The Audit Committee oversees the internal audit department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the Company’s Internal Audit Department Charter which is reviewed by the Audit Committee. To assist with the Audit Committee’s oversight, the Company’s internal audit department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing the results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Company’s independent auditor and provides assistance to the members of the Board in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. The Company’s current independent registered public accounting firm is Ernst & Young Ltd. (“Ernst & Young”). Ernst & Young has been the Company’s independent registered public accounting firm since 2001 and the Audit Committee has selected Ernst & Young to be the Company’s independent registered public accounting firm for 2014.

The Audit Committee contracts with and sets the fees paid to the Company’s independent auditor. The fees for services for Ernst & Young’s audit services the past two fiscal years are set forth under “Audit Fees.” Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

The Audit Committee also determines that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Audit Fees.”

The Audit Committee annually conducts an evaluation of the independent auditors to determine if they will recommend the retention of the independent auditors. As part of the evaluation of the independent auditors, the Audit Committee surveys select Company management and all members of the Audit Committee to determine if the independent auditors are meeting Company expectations. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditors describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. Based upon the results of the evaluations mentioned, the Audit Committee recommends the retention of Ernst & Young as the Company’s independent auditors based upon the quality of audit services and sufficiency of resources provided.

While the Audit Committee has the duties and responsibilities set forth above and in its charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations, its Code of Business Conduct and Ethics or its Corporate Governance Guidelines.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Respectfully submitted,

John T. Baily (Chairman)

Scott D. Moore

Brendan R. O’Neill

William J. Raver

AUDIT FEES

Ernst & Young Ltd. Fees and Services

	2013 Actual Fees ($)	2012 Actual Fees ($)
Audit Fees	3,667,548	3,604,270
Audit-Related Fees	107,432	106,790
Tax Fees	—	—
All Other Fees	—	—

Total Fees	3,774,980	3,711,060

Audit fees for 2013 and 2012 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, Sarbanes-Oxley Section 404 attestation services, comfort letters, SEC and regulatory filings or engagements.

Audit-related fees for 2013 and 2012 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits, accounting consultations, consultations concerning accounting and reporting standards, consultation regarding certain regulatory matters and access to certain accounting and auditing information.

The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.

Pre-Approval Policies and Procedure

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.

Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

During 2013, the Audit Committee approved all of Ernst & Young Ltd.’s audit and permissible non-audit services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes its directors and executive officers complied with all applicable Section  16(a) filing requirements.

OTHER MATTERS

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2015

Under the U.S. federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2015 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda addressed to the Secretary by December 10, 2014. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 23, 2015.

If a shareholder desires to nominate one or more individuals for election as directors at the 2015 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than December 10, 2014 and no earlier than November 10, 2014. Any notice for a director nomination shall include the information set forth under “Board of Directors — Director Nominee Process” above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES

AND CODE OF BUSINESS CONDUCT AND ETHICS

The Company’s Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:

•	Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.

If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda. In addition, financial reports and filings with the SEC, including the Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

Endurance Specialty Holdings Ltd.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 21, 2014.
Vote by Internet
• Go to www.envisionreports.com/ENH
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

1.	Election of Directors: Election of the eight directors of the Company listed below (please mark your vote for each director separately):												+
		For	Withhold				For	Withhold		For	Withhold
	01 – John T. Baily	☐	☐	04 – William H. Bolinder			☐	☐	07 – Scott D. Moore	☐	☐
	02 – Norman Barham	☐	☐	05 – John R. Charman			☐	☐	08 – Robert A. Spass	☐	☐
	03 – Galen R. Barnes	☐	☐	06 – Susan S. Fleming			☐	☐
				For	Against	Abstain					For	Against	Abstain
2.	To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2014 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.			☐	☐	☐	3.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01SW3C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2013 Annual Report on Form 10-K are available at: http://www.envisionreports.com/enh

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2014

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda on Wednesday, May 21, 2014 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.